                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                   FORM 8-K/A

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                                  JUNE 1, 1999
--------------------------------------------------------------------------------
                Date of Report (Date of earliest event reported)


                            CONCUR TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                  (Exact name of Registrant as specified in its
                                    charter)




       DELAWARE                         000-25137                 91-1608052
-----------------------          -----------------------     -------------------
(State of incorporation)         (Commission file number)    (I.R.S. Employer
                                                             Identification No.)


                              6222 185TH AVENUE NE
                            REDMOND, WASHINGTON 98052
--------------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (425) 702-8808
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                    CONTENTS

ITEM 2.  Acquisition or Disposition of Assets................................  2

ITEM 7:  Financial Statements and Exhibits ..................................  3

Signatures .................................................................. 53

Exhibits..................................................................... 54


ITEM 2.

    On June 15, 1999, Concur Technologies, Inc. filed a Form 8-K to report its completing the acquisition of Seeker Software, Inc. Pursuant to Item 7 of Form 8-K, Concur indicated that it would file certain financial information no later than the date required by Item 7 of Form 8-K. This Amendment No. 1 is being filed to provide such financial information.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

    Seeker Software, Inc. Audited Financial Statements

    (i)    Report of Ernst & Young LLP, Independent Auditors

    (ii)   Balance Sheets as of December 31, 1997 and 1998 and March 31, 1999

    (iii) Statements of Operations for the years ended December 31, 1997 and 1998 and for the three months ended March 31, 1998 and 1999

    (iv) Statements of Reedeemable Convertible Preferred Stock and Shareholders' Deficit for the years ended December 31, 1997 and 1998 and for the three months ended March 31, 1999

    (v) Statements for Cash Flows for the years ended December 31, 1997 and 1998 and for the three months ended March 31, 1998 and 1999

    (vi)   Notes to Financial Statements

(b) PRO FORMA FINANCIAL INFORMATION AND SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS*

    Pro Forma Consolidated Balance Sheet

    (i)    Pro Forma Consolidated Balance Sheet as of March 31, 1999

    (ii)   Notes to Pro Forma Consolidated Balance Sheet

    Supplemental Consolidated Financial Statements

    (i)    Report of Ernst & Young LLP, Independent Auditors

    (ii) Supplemental Consolidated Balance Sheets as of September 30, 1997 and 1998 and March 31, 1999

    (iii) Supplemental Consolidated Statements of Operations for the years ended September 30, 1996, 1997, and 1998 and for the six months ended March 31, 1998 and 1999

    (iv) Supplemental Consolidated Statements of Stockholders' Equity (Deficit) for the years ended September 30, 1996, 1997, and 1998 and for the six months ended March 31, 1999

    (v) Supplemental Consolidated Statement of Cash Flows for the years ended September 30, 1996, 1997, and 1998 and for the six months ended March 31, 1998 and 1999

    (vi)   Notes to Supplemental Consolidated Financial Statements

(c) EXHIBITS

    The following exhibit is filed herewith:

    23.01  Consent of Ernst & Young LLP, Independent Auditors.

* Supplemental Consolidated Financial Statements are included herein in response to the pro forma financial statement requirements of Form 8-K.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors
Seeker Software, Inc.

     We have audited the accompanying balance sheets of Seeker Software, Inc. (the Company) as of December 31, 1997 and 1998, and the related statements of operations, redeemable convertible preferred stock and shareholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Seeker Software, Inc. at December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                              ERNST & YOUNG LLP

Walnut Creek, California
April 21, 1999

                             SEEKER SOFTWARE, INC.

                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                          DECEMBER 31,
                                                       -------------------     MARCH 31,
                                                        1997        1998         1999
                                                       -------    --------    -----------
                                                                              (UNAUDITED)
Current assets:
  Cash and cash equivalents..........................  $   675    $  3,069     $  1,248
  Accounts receivable, net of allowance for doubtful
    accounts of $150 at December 31, 1998 and March
    31, 1999.........................................    1,028       2,276        1,569
  Prepaid expenses and other current assets..........       94          46           88
                                                       -------    --------     --------
Total current assets.................................    1,797       5,391        2,905
Property and equipment, net..........................      539         940          848
Other assets.........................................       34         228          168
                                                       -------    --------     --------
Total assets.........................................  $ 2,370    $  6,559     $  3,921
                                                       =======    ========     ========

  LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS'
                                 DEFICIT
Current liabilities:
  Accounts payable...................................  $   190    $  1,039     $  1,241
  Accrued compensation and related liabilities.......      287         744          640
  Notes payable to shareholders......................    1,047       2,500        2,500
  Current portion of borrowings under lines of
    credit...........................................      222         921          223
  Current portion of borrowings under subordinated
    note payable.....................................       --         553          895
  Deferred revenue...................................      369         715          675
                                                       -------    --------     --------
Total current liabilities............................    2,115       6,472        6,174
Borrowings under lines of credit.....................      278         339          378
Borrowings under subordinated note payable...........       --       1,353        1,800
Commitments
Redeemable convertible preferred stock:
  Series B, $0.001 par value; 5,200,000 shares
    authorized, 5,000,000 shares issued and
    outstanding at December 31, 1998 and March 31,
    1999 (liquidation preference -- $8,249 at March
    31, 1999)........................................       --       8,015        8,201
Shareholders' deficit:
  Series A convertible preferred stock, $0.001 par
    value; 4,439,626 shares authorized; shares issued
    and outstanding -- 4,300,000 in 1997 and
    4,266,827 in 1998 and March 31, 1999 (liquidation
    preference -- $3,938 at March 31, 1999)..........    3,182       3,139        3,139
  Common stock, $0.001 par value; 20,000,000 shares
    authorized; shares issued and
    outstanding -- 4,630,525, 4,980,757 and 5,086,659
    in 1997, 1998 and March 31, 1999, respectively...      217         500        2,587
  Deferred stock compensation........................       --        (219)      (2,010)
  Accumulated deficit................................   (3,422)    (13,040)     (16,348)
                                                       -------    --------     --------
Total redeemable convertible preferred stock and
  shareholders' deficit..............................      (23)     (1,605)      (4,431)
                                                       -------    --------     --------
Total liabilities, redeemable convertible preferred
  stock and shareholders' deficit....................  $ 2,370    $  6,559     $  3,921
                                                       =======    ========     ========

                            See accompanying notes.

                             SEEKER SOFTWARE, INC.

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                            YEAR ENDED           THREE MONTHS
                                           DECEMBER 31,        ENDED MARCH 31,
                                        ------------------    ------------------
                                         1997       1998       1998       1999
                                        -------    -------    -------    -------
                                                                 (UNAUDITED)
Revenues:
  License fees........................  $   743    $ 2,490    $   103    $   306
  Services............................      901      1,567        186        803
                                        -------    -------    -------    -------
Total revenues........................    1,644      4,057        289      1,109
Operating expenses:
  Cost of revenues....................      546      2,824        505        939
  Sales and marketing.................    1,639      4,738        829      1,269
  Product development.................    1,683      3,936        733      1,318
  General and administrative..........      908      1,615        234        599
                                        -------    -------    -------    -------
Total operating expenses..............    4,776     13,113      2,301      4,125
                                        -------    -------    -------    -------
Operating loss........................   (3,132)    (9,056)    (2,012)    (3,016)
Interest income.......................       61        134         30         19
Interest expense......................      (19)      (133)       (55)      (125)
                                        -------    -------    -------    -------
Net loss..............................  $(3,090)   $(9,055)   $(2,037)   $(3,122)
                                        =======    =======    =======    =======

                            See accompanying notes.

                             SEEKER SOFTWARE, INC.

 STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' DEFICIT
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                               SHAREHOLDERS' DEFICIT
                                   SERIES B        ------------------------------------------------------------------------------
                                  REDEEMABLE            SERIES A
                                 CONVERTIBLE          CONVERTIBLE
                               PREFERRED STOCK      PREFERRED STOCK        COMMON STOCK
                              ------------------   ------------------   ------------------     DEFERRED     ACCUMULATED
                               SHARES     AMOUNT    SHARES     AMOUNT    SHARES     AMOUNT   COMPENSATION     DEFICIT      TOTAL
                              ---------   ------   ---------   ------   ---------   ------   ------------   -----------   -------
Balance at December 31,
  1996......................         --   $  --           --   $  --    4,394,000   $ 211      $    --       $   (332)    $  (121)
  Issuance of Series A
    convertible preferred
    stock (net of issuance
    costs of $42,982).......         --      --    4,300,000   3,182           --      --           --             --       3,182
  Issuance of common stock
    under employee stock
    option plan.............         --      --           --      --      236,525       6           --             --           6
  Net loss and comprehensive
    loss....................         --      --           --      --           --      --           --         (3,090)     (3,090)
                              ---------   ------   ---------   ------   ---------   ------     -------       --------     -------
Balance at December 31,
  1997......................         --      --    4,300,000   3,182    4,630,525     217           --         (3,422)        (23)
  Issuance of Series B
    redeemable convertible
    preferred stock (net of
    issuance costs of
    $48,000)................  5,000,000   7,452           --      --           --      --           --             --       7,452
  Accretion of Series B
    preferred stock.........         --     563           --      --           --      --           --           (563)         --
  Repurchase of Series A
    preferred stock.........         --      --      (33,173)    (43)          --      --           --             --         (43)
  Issuance of common stock
    under employee stock
    option plan.............         --      --           --      --      350,232      20           --             --          20
  Deferred compensation.....         --      --           --      --           --     263         (263)            --           0
  Amortization of deferred
    compensation............         --      --           --      --           --      --           44             --          44
  Net loss and comprehensive
    loss....................         --      --           --      --           --      --           --         (9,055)     (9,055)
                              ---------   ------   ---------   ------   ---------   ------     -------       --------     -------
Balance at December 31,
  1998......................  5,000,000   8,015    4,266,827   3,139    4,980,757     500         (219)       (13,040)     (1,605)
  Accretion of Series B
    preferred stock
    (unaudited).............         --     186           --      --           --      --           --           (186)         --
  Issuance of common stock
    under employee stock
    option plan
    (unaudited).............         --      --           --      --      105,902       7           --             --           7
  Deferred compensation
    (unaudited).............         --      --           --      --           --   2,080       (2,080)            --          --
  Amortization of deferred
    stock compensation
    (unaudited).............         --      --           --      --           --      --          289             --         289
  Net loss and comprehensive
    loss (unaudited)........         --      --           --      --           --      --           --         (3,122)     (3,122)
                              ---------   ------   ---------   ------   ---------   ------     -------       --------     -------
Balance at March 31, 1999
  (unaudited)...............  5,000,000   $8,201   4,266,827   $3,139   5,086,659   $2,587     $(2,010)      $(16,348)    $(4,431)
                              =========   ======   =========   ======   =========   ======     =======       ========     =======

                            See accompanying notes.

                             SEEKER SOFTWARE, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                YEAR ENDED           THREE MONTHS
                                                               DECEMBER 31,        ENDED MARCH 31,
                                                            ------------------    ------------------
                                                             1997       1998       1998       1999
                                                            -------    -------    -------    -------
                                                                                     (UNAUDITED)
OPERATING ACTIVITIES
Net loss..................................................  $(3,090)   $(9,055)   $(2,037)   $(3,122)
Adjustments to reconcile net loss to net cash used in
  operating activities:
     Depreciation.........................................       80        220         34         92
     Amortization of deferred stock compensation..........       --         44         --        289
     Accrued interest converted to preferred stock........       --         15         --         --
     Changes in operating assets and liabilities:
       Accounts receivable................................     (899)    (1,248)       482        707
       Prepaid expenses and other current assets..........     (109)        48         41        (42)
       Other assets.......................................      (35)      (194)        35         60
       Accounts payable and accrued liabilities...........      155        849          6        202
       Accrued compensation and related liabilities.......      287        457         60       (104)
       Deferred revenue...................................      206        346        101        (40)
                                                            -------    -------    -------    -------
Net cash used in operating activities.....................   (3,405)    (8,518)    (1,278)    (1,958)
INVESTING ACTIVITIES
Purchase of furniture and equipment, net..................     (570)      (621)      (106)        --
                                                            -------    -------    -------    -------
Net cash used in investing activities.....................     (570)      (621)      (106)        --
FINANCING ACTIVITIES
Proceeds from issuance of preferred stock.................    3,070      6,390      7,500         --
Proceeds from issuance of common stock....................        6         20         --          7
Repurchase of preferred stock.............................       --        (43)        --         --
Proceeds from lines of credit.............................      500      1,039         --        370
Proceeds from notes payable to shareholders...............    1,047      2,500         --         --
Proceeds from subordinated debt...........................       --      2,000         --         --
Payments on equipment line of credit......................      (25)      (279)       (74)       (95)
Payments of subordinated debt.............................                 (94)    (1,051)      (145)
                                                            -------    -------    -------    -------
Net cash provided by financing activities.................    4,598     11,533      6,375        137
                                                            -------    -------    -------    -------
Increase (decrease) in cash and cash equivalents..........      623      2,394      4,991     (1,821)
Cash and cash equivalents at beginning of period..........       52        675        675      3,069
                                                            -------    -------    -------    -------
Cash and cash equivalents at end of period................  $   675    $ 3,069    $ 5,666    $ 1,248
                                                            =======    =======    =======    =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid.............................................  $    13    $   126    $    16    $    75
                                                            =======    =======    =======    =======
Series B redeemable convertible preferred stock issued in
  exchange for cancellation of notes payable and related
  accrued interest........................................  $    --    $ 1,062    $    --    $    --
                                                            =======    =======    =======    =======

                            See accompanying notes.

                             SEEKER SOFTWARE, INC.

                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE THREE MONTH PERIODS ENDED
                     MARCH 31, 1998 AND 1999 IS UNAUDITED.)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The Company

     Seeker Software, Inc. (the "Company"), a Delaware corporation develops, markets and sells web-based self-service HR workplace solution applications which allow employees within an organization to access, update and share information from their desktop computers.

     In December 1996, the unit holders of Seeker Software, LLC (predecessor business) transferred all of the assets and liabilities of the predecessor business to the Company in exchange for 4,394,000 shares of the Company's common stock in a recapitalization transaction. The recapitalization transaction was accounted for on a historical cost basis.

  Unaudited Interim Financial Information

     The financial information as of March 31, 1999 and for the periods ended March 31, 1998 and 1999 is unaudited, but includes all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of the financial position at such dates and the operations and cash flows for the periods then ended. Operating results for the period ended March 31, 1999 are not necessarily indicative of results that may be expected for the entire year.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     The Company considers investments in highly liquid instruments purchased with original maturities of 90 days or less to be cash equivalents. Cash equivalents are recorded at cost, which approximates fair value.

  Fair Values of Financial Instruments

     At December 31, 1998, the Company has the following financial instruments: cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, notes payable and lines of credit ("LOC"). The carrying value of cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximates fair value based on the liquidity of these financial instruments or based on their short-term nature. The carrying value of notes payable and LOC approximates carrying value based on the market interest rates available to the Company for debt of similar risk and maturities.

  Property and Equipment

     Property and equipment are stated at cost and are depreciated using the straight-line method over estimated useful lives ranging from three to five years.

                             SEEKER SOFTWARE, INC.

                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE THREE MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  Software Development Costs

     The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," under which certain software development costs incurred subsequent to the establishment of technological feasibility are capitalized and amortized over the estimated lives of the related products. Technological feasibility is established upon completion of a working model. To date, costs incurred subsequent to the establishment of technological feasibility have not been significant, and all software development costs have been charged to product development expense in the accompanying statements of operations.

  Revenue Recognition

     The Company licenses software under non-cancelable license agreements and provides post-contract customer services (including maintenance, support and periodic upgrades/enhancements) and other services (including installation, training and consulting). License fee revenues are recognized when a non-cancelable license agreement has been signed, the product has been delivered, there are no uncertainties surrounding product acceptance, the fees are fixed and determinable and collection is considered probable. Revenues from post-contract customer services are recognized ratably over the related term, which is generally one year. Other revenues are recognized as performed. Revenue from one customer accounted for 18% of total revenue for the year ended December 31, 1998 and revenue from two customers accounted for 45% of total revenue at December 31, 1997.

     The Company performs ongoing credit evaluations of its customers, all of which are located in the U.S., and generally does not require collateral.

     Deferred revenue consists primarily of prepaid license and maintenance fees.

  Stock-Based Compensation

     The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and has adopted the "disclosure only" alternative described in Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). The effect of applying the fair value method of SFAS 123 to the Company's stock options results in a net loss for the years ended December 31, 1997 and 1998, respectively, that is not materially different from the amounts reported.

  Income Taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the use of the liability method. Under this method, deferred tax assets and liabilities are measured

                             SEEKER SOFTWARE, INC.

                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE THREE MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

2. NOTE RECEIVABLE FROM A FORMER SHAREHOLDER

     The Company accepted a secured, non-recourse promissory note from a former shareholder of the Company in the amount of $168,000 in March 1998. The note bears interest at 5% per annum and all principal and accrued interest is due and payable two years from execution of the agreement. The note is secured by 200,000 shares of common stock of the Company owned by the former shareholder. In connection with this agreement the Company has the right to repurchase the common stock for $1.05 per share. In May 1999 the Company exercised its stock repurchase right through cancellation of the $168,000 note and related accrued interest and by the payment of cash of approximately $30,000.

3. FURNITURE AND EQUIPMENT

     Furniture and equipment consists of the following:

                                                          DECEMBER 31,
                                                         --------------
                                                         1997     1998
                                                         ----    ------
                                                         (IN THOUSANDS)
Computer equipment.....................................  $412    $  963
Furniture and office equipment.........................   217       331
                                                         ----    ------
                                                          629     1,294
Less accumulated depreciation and amortization.........   (90)     (354)
                                                         ----    ------
                                                         $539    $  940
                                                         ====    ======

4. NOTES PAYABLE TO SHAREHOLDERS

     In December 1997, the Company issued $1,047,200 of unsecured convertible promissory notes to shareholders in exchange for the same amount in cash in anticipation of an offering of preferred stock in 1998. The notes payable to shareholders accrued interest at the prime rate (8.5% at December 31, 1997) and were due and payable with accrued interest in December 2000. The Company closed a private placement in March 1998, in which all of the notes payable to shareholders, along with accrued interest, were converted into shares of Series B preferred stock.

     In December 1998, the Company issued $2,500,000 of unsecured convertible promissory notes to shareholders in exchange for the same amount in cash in anticipation of an offering of preferred stock in 1999. The notes payable to shareholders accrued interest at the prime rate (7.75% at December 31, 1998) and were payable with accrued interest in December 2005. As further described in
Note 11, The Company closed a private placement in April 1999, in which all of the notes payable to shareholders, along with accrued interest, were converted into shares of Series C preferred stock.

                             SEEKER SOFTWARE, INC.

                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE THREE MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

5. LEASE OBLIGATIONS

     The Company leases its office facilities under non-cancelable operating leases. Rent expense under operating leases amounted to approximately $102,000 and $266,529 in the years ended December 31, 1997 and 1998, respectively.

     Future minimum lease payments under leases are as follows at December 31, 1998:

1999.........................................  $311,071
2000.........................................   309,829
2001.........................................   247,914
                                               --------
Total........................................  $868,814
                                               ========

6. EQUIPMENT AND WORKING CAPITAL LINE OF CREDIT

  Equipment Line of Credit

     The Company has an equipment line of credit with a bank which allows for borrowings up to $1,000,000 expiring in May 1999, of which $944,984 was outstanding as of December 31, 1998. Payments of principal of approximately $32,000 plus interest, which accrues at the prime rate plus 1.5% (9.25% at December 31, 1998), are due monthly until October 2001.

     In September 1998, the Company entered into an equipment line of credit with another lender which provided for borrowings of up to $1,000,000 and expires in September 1999. Borrowings under the line of credit bear interest, payable monthly, at 8.25% per year. No amounts were outstanding at December 31, 1998. The Company issued warrants to the lender to purchase 20,000 shares of Series B redeemable convertible preferred stock for $1.50 per share through September 2005.

  Working Capital Line of Credit

     The Company has a working capital line of credit with the same bank which allows for borrowings up to $1,000,000 and expires in May 1999, at which time all outstanding principal and remaining interest under the line of credit agreement become due and payable. Borrowings under this working capital line of credit accrue interest at the prime rate plus 0.50% (8.25% at December 31, 1998). Borrowings under the working capital line of credit were $524,693 at December 31, 1998.

7. SUBORDINATED NOTE PAYABLE

     In September, 1998, the Company entered into a subordinated loan agreement in the aggregate principal amount of $2,000,000. The subordinated note payable bears interest of 11% per annum The Company issued warrants to the lender to purchase 133,333 shares of Series B redeemable, convertible preferred stock for $1.50 per share through September 2005.

                             SEEKER SOFTWARE, INC.

                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE THREE MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

8. SHAREHOLDERS' EQUITY AND REDEEMABLE CONVERTIBLE PREFERRED STOCK

  Series A Convertible Preferred Stock

     In February 1997, the Company issued 4,300,000 shares of Series A preferred stock at $.75 per share, with gross proceeds of $3,225,000, of which advance payments of $112,500 had been received in December 1996.

  Dividends

     The holders of Series A preferred stock are entitled to receive, when and as declared by the Board of Directors, but only out of funds that are legally available, non-cumulative dividends at the rate of 10% of the original Series A issue price per annum on each outstanding share of Series A preferred stock (subject to adjustment for certain anti-dilution provisions). Should dividends be declared on common stock, the holders of Series A preferred stock would have been entitled to an additional equivalent dividend per share on an as-converted basis.

  Conversion

     Each share of Series A preferred stock, at the option of the holder, is convertible into one share of common stock (subject to adjustment for certain anti-dilution provisions). All shares of Series A preferred stock will automatically convert into shares of common stock at any time upon the affirmative vote or written consent of the holders of at least 50% of the then-outstanding shares of Series A preferred stock, or immediately upon the closing of a underwritten public offering of common stock which generates gross proceeds of at least $7,500,000, with an offering price per share of at least $4.00 (as adjusted for certain anti-dilution provisions).

  Liquidation

     In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series A preferred stock are entitled to receive, prior to and in preference of any distribution of any of the assets of the Company to the holders of common stock, an amount per share equal to the sum of the original Series A issue price for each share, plus an amount equal to 10% of the original Series A issue price per annum, plus all declared and unpaid dividends with respect to such shares. Assuming full payment of the Series A liquidation preference, the remaining assets of the Company legally available for distribution, if any, will be distributed to the holders of common stock until each common stock holder receives an amount per share of common stock equal to the Series A liquidation preference. After the payment of the full Series A liquidation preference and an equivalent amount per share to all holders of common stock, the remaining assets legally available for distribution will be paid ratably to the holders of common stock and the holders of Series A preferred stock on an as-converted basis (as adjusted for certain anti-dilution provisions).

                             SEEKER SOFTWARE, INC.

                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE THREE MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

8.  SHAREHOLDERS' EQUITY AND REDEEMABLE CONVERTIBLE PREFERRED STOCK (CONTINUED)

  Voting

     The holder of each share of Series A preferred stock is entitled to the number of votes equal to the number of shares of common stock into which each share of Series A preferred stock could be converted.

  Series B Redeemable Convertible Preferred Stock

     In March 1998, the Company issued 5,000,000 shares of Series B preferred stock at $1.50 per share (the "Original Series B Issue Price") for cash of approximately $6,442,000 and the conversion of notes payable to shareholders and accrued interest of approximately $1,062,000.

  Dividends

     The holders of shares of Series B are entitled to receive, when and as declared by the Board of Directors, but only out of funds that are legally available, dividends at the rate of 10% of the Original Issue Price per annum on each outstanding share of Series B Preferred Stock (as adjusted for certain anti-dilutive provisions). Should dividends be declared on common stock, the holders of Series B preferred stock will be entitled to an additional equivalent dividend per share on an as-converted basis (as adjusted for certain anti-dilutive provisions).

  Conversion

     Each share of Series B preferred stock, at the option of the holder, is convertible into one share of common stock (subject to adjustment for certain anti-dilutive provisions). All shares of Series B and Series A preferred stock shall automatically be converted into shares of common stock at a 1:1 conversion rate (as adjusted for certain anti-dilutive provisions), at any time upon the affirmative vote or written consent of the holders of at least 66 2/3% of the then outstanding shares of Series B and Series A preferred stock (voting together as one class) or immediately upon the closing of a underwritten public offering of common stock which generates gross proceeds of at least $10,000,000 with an offering price per share of at least $6.00 (as adjusted for certain anti-dilutive provisions).

  Redemption

     At any time on or after the seventh anniversary of the Series B original issue date, the Company will, at the request of holders of at least a majority of the then outstanding shares of Series B preferred stock, redeem all outstanding shares of Series B preferred stock at a price per share equal to the Series B Original Issue Price plus an amount equal to 10% of the Series B Original Issue Price per year that the Series B preferred stock is outstanding (including partial years) plus all declared and unpaid dividends on such shares.

     If the funds of the Company legally available for redemption of shares of Series B preferred stock are insufficient to redeem the total number of shares, those funds which are

                             SEEKER SOFTWARE, INC.

                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE THREE MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

8.  SHAREHOLDERS' EQUITY AND REDEEMABLE CONVERTIBLE PREFERRED STOCK (CONTINUED)

legally available will be used to redeem the maximum possible number of shares of Series B preferred stock on a pro-rata basis among the holders of Series B preferred stock.

  Liquidation

     In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series B preferred stock are entitled to receive, prior to and in preference of any distribution of any of the assets of the Company to the holders of Series A preferred stock and common stock, an amount per share equal to the sum of the Original Series B Issue Price for each share plus an amount equal to 10% of the Original Series B Issue Price per annum plus all declared and unpaid dividends with respect to such shares (the "Series B Liquidation Preference"). If funds are insufficient to fully pay the Series B Liquidation Preference then the available funds will be paid on a pro-rata basis to the holders of Series B preferred stock.

     After the full payment of the Series B Liquidation Preference, the holders of Series A preferred stock are entitled to receive, prior to and in preference of any distribution of any of the assets of the Company to the holders of common stock, the Series A Liquidation Preference. If funds are insufficient to fully pay the Series A Liquidation Preference then the available funds will be paid on a pro-rata basis to the holders of Series A preferred stock.

     The remaining assets of the Company legally available for distribution, if any, will be distributed to the holders of common stock until each common stock holder receives an amount per share of common stock equal to the per-share-weighted-average of the Series B Liquidation Preference and the Series A Liquidation Preference (the "Common Liquidation Preference").

     After the payment of the full Series B Liquidation Preference and the full Series A Liquidation Preference, the remaining assets legally available for distribution will be paid ratably to the holders of common stock and the holders of Series B and Series A preferred stock on an as-converted basis (as adjusted for certain anti-dilutive provisions).

  Voting

     The holder of each share of Series B preferred stock is entitled to the number of votes equal to the number of shares of common stock into which each share of Series B preferred stock could be converted.

  Stock Options

     Under the Company's 1997 Flexible Stock Incentive Plan (the "Plan"), 3,469,444 shares of common stock were reserved for the issuance of incentive stock options ("ISO") or non-statutory stock options ("NSO") to employees, officers, directors, and consultants. The ISOs may be granted at a price per share not less than 100% (110% if granted to holders of 10% or more of the Company's stock) of the fair market value on the date of the grant. The NSOs may be granted at a price per share not less than 85% (110% if

                             SEEKER SOFTWARE, INC.

                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE THREE MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

8.  SHAREHOLDERS' EQUITY AND REDEEMABLE CONVERTIBLE PREFERRED STOCK (CONTINUED)

granted to holders of 10% or more of the Company's stock) of the fair market value at the date of grant. Options granted under the Plan are exercisable over a maximum term of ten years from the date of grant and generally vest over periods of up to four years. A summary of the Company's stock option activity under the Plan is set forth below:

                                                                WEIGHTED-
                                                                 AVERAGE
                                                  NUMBER OF   EXERCISE PRICE
                                                   SHARES       PER SHARE
                                                  ---------   --------------
Granted.........................................  2,033,644        $.07
Exercised.......................................   (236,525)        .03
Canceled........................................     (5,000)        .10
                                                  ---------        ----
Outstanding at December 31, 1997................  1,792,119         .08
Granted.........................................    850,000         .18
Exercised.......................................   (350,232)        .06
Canceled........................................   (321,640)        .10
                                                  ---------        ----
Outstanding at December 31, 1998................  1,970,247        $.12
                                                  =========        ====
Exercisable at December 31, 1998................    505,041        $.09
                                                  =========        ====
Available for grant at December 31, 1998........    912,440
                                                  =========

     At December 31, 1998, the weighted-average remaining contractual life of options outstanding is 7.55 years. The weighted-average fair value at grant date of options granted during the years ended December 31, 1998 and 1997 was $.18 and $.02 per share, respectively. Information regarding the weighted average remaining contractual life and weighted average exercise price of options outstanding and options exercisable at December 31, 1998 for selected exercise price ranges is as follows:

                            OPTIONS OUTSTANDING
                 -----------------------------------------      OPTIONS EXERCISABLE
                              WEIGHTED-                              AND VESTED
                               AVERAGE                       --------------------------
                              REMAINING       WEIGHTED-                    WEIGHTED-
                             CONTRACTUAL       AVERAGE                      AVERAGE
EXERCISE PRICE    SHARES     LIFE (YEARS)   EXERCISE PRICE    SHARES     EXERCISE PRICE
--------------   ---------   ------------   --------------   ---------   --------------
    $0.002         166,699       7.59           $0.002          61,196       $0.002
      0.10       1,173,548       6.43            0.10          443,845        0.10
      0.20         630,000       9.52            0.20               --
                 ---------                                   ---------
                 1,970,247                                     505,041
                 =========                                   =========

     During fiscal 1998, the Company issued options to purchase 850,000 shares of common stock. The Company recorded deferred compensation of approximately $263,000 for financial reporting purposes with respect to such option grants to reflect the difference between the exercise price of the options and deemed fair value of the Company's

                             SEEKER SOFTWARE, INC.

                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE THREE MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

8.  SHAREHOLDERS' EQUITY AND REDEEMABLE CONVERTIBLE PREFERRED STOCK (CONTINUED)

common shares. Amortization of deferred compensation for the fiscal year ended December 31, 1998 totaled approximately $44,000.

     During the three months ended March 31, 1999, common stock options for 2,215,500 shares were granted with a weighted average exercise price of $0.20; options for 105,902 shares were exercised with a weighted average exercise price of $0.13; and options for 177,917 shares were canceled with a weighted average exercise price of $0.13; thereby resulting in 3,901,928 options outstanding at March 31, 1999 with a weighted average exercise price of $0.10; of which 819,862 options were exercisable with a weighted average exercise price of $0.09. The Company recorded deferred compensation of approximately $2,080,000 during the quarter ended March 31, 1999 for financial reporting purposes with respect to such option grants to reflect the difference between the exercise price of the options and deemed fair value of the Company's common shares. Amortization of deferred compensation for the quarter ended March 31, 1999 totaled $289,000.

  Warrants

     During the year ended December 31, 1997, in connection with the issuance of notes payable to shareholders, the Company granted to the shareholders warrants to purchase 139,626 shares of Series A preferred stock at an exercise price of $.75 per share. These warrants are exercisable through December 2000.

     In December 1998, in connection with the issuance of notes payable to shareholders, the Company granted to the shareholders warrants to purchase 166,667 shares of Series B preferred stock at an exercise price of $1.50 per share.

     During the year ended December 31, 1998, in connection with the subordinated loan and equipment line of credit, the Company granted to the lender warrants to purchase 153,333 shares of Series B preferred stock at an exercise price of $1.50 per share. At December 31, 1998, the Company had no authorized unissued Series B preferred stock. In April 1999, the Company authorized and reserved additional Series B preferred stock with respect to the warrants.

                             SEEKER SOFTWARE, INC.

                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE THREE MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

8.  SHAREHOLDERS' EQUITY AND REDEEMABLE CONVERTIBLE PREFERRED STOCK (CONTINUED)

  Shares Reserved for Future Issuance

     At December 31, 1998, the Company has reserved shares for future issuance as follows:

                                                                 PREFERRED
                                                     COMMON      SERIES A
                                                   ----------    ---------
Redeemable convertible preferred stock, including
  effect of Series B warrants....................   5,000,000          --
Convertible preferred stock, including effect of
  Series A warrants..............................   4,406,453          --
Stock option plan................................   2,882,687          --
Warrants to purchase Series A preferred stock....          --     139,626
                                                   ----------     -------
                                                   12,289,140     139,626
                                                   ==========     =======

9. INCOME TAXES

     At December 31, 1998, the Company had federal net operating loss carryforwards of approximately $11,046,000, which expire in the year 2012 through 2018.

     Due to the "change in ownership" provisions of the Internal Revenue Code, a portion of the Company's net operating loss carryforwards could be subject to annual limitation regarding their utilization against taxable income in future periods.

     The Company had deferred tax assets of approximately $1,231,000 and $4,828,000 at December 31, 1997 and 1998, respectively, which relate primarily to net operating loss carryforwards. These deferred tax assets have been fully reserved by a valuation allowance. The valuation allowance increased by $1,231,000 and $3,597,000 during the year ended December 31, 1997 and 1998, respectively.

10. RISKS ASSOCIATED WITH THE YEAR 2000 (UNAUDITED)

     Like many companies, Year 2000 computer issues create certain risks for the Company. If the Company's internal and network information systems do not correctly recognize and process date information beyond the year 1999, there could be an adverse impact on the Company's operations. The Company has evaluated its internal and network systems and management believes the Company's critical systems are Year 2000 compliant. The costs incurred to date have not been material.

     The Company will also initiate communications with its significant suppliers and financial institutions to determine the extent to which the Company is vulnerable to the future by third parties remedying their own Year 2000 issues.

     While the Company currently expects that the Year 2000 issue will not pose significant operational problems, failure to fully identify all Year 2000 dependencies in the Company's existing systems, in the systems of its suppliers, and the systems of its financial institutions could have material adverse consequences. Therefore, the Company is in the

                             SEEKER SOFTWARE, INC.

                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE THREE MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

10.  RISKS ASSOCIATED WITH THE YEAR 2000 (UNAUDITED) (CONTINUED)

process of developing contingency plans for continuing operations in the event such problems arise.

11. SUBSEQUENT EVENTS (UNAUDITED)

  Series C Preferred Stock

     In April 1999, the Company issued 5,797,097 shares of Series C preferred stock at $2.07 per share for cash of approximately $9,434,348 and the conversion of the notes payable to shareholders and accrued interest of approximately $2,565,652.

  Series B Preferred Stock

     In April 1999, the Company authorized and reserved an additional 320,000 Series B preferred stock for outstanding warrants.

  Merger

     On June 1, 1999, pursuant to a Merger Agreement dated May 31, 1999 between the Company and Concur Technologies, Inc. ("Concur"), Concur acquired all of the outstanding capital of the Company. The transaction has been accounted for as a pooling of interests.

                           CONCUR TECHNOLOGIES, INC.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

        The following financial information presents the Concur Technologies, Inc. ("Concur" or the Company) Pro Forma Consolidated Balance Sheet at March 31, 1999.


        The Company's merger with Seeker Software, Inc. ("Seeker") effective June 1, 1999, has been accounted for as a pooling of interests. The following Pro Forma Consolidated Balance Sheet as of March 31, 1999 gives effect to the merger with Seeker Software as presented in the Supplemental Consolidated Financial Statements. The information has been prepared in accordance with the rules and regulations of the Commission and is provided for comparative purposes only. The pro forma information does not purport to be indicative of the results that actually would have occurred had the combination been effected at March 31, 1999.

                           CONCUR TECHNOLOGIES, INC.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1999
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                          PRO FORMA      PRO FORMA
                                                              CONCUR     ADJUSTMENTS    CONSOLIDATED
                                                             --------    -----------    ------------
Current assets:
  Cash & cash equivalents..................................  $  9,860           --        $  9,860
  Marketable securities....................................    37,544           --          37,544
  Accounts receivable......................................     8,680           --           8,680
  Prepaid expenses & other current assets..................     1,415           --           1,415
                                                             --------      -------        --------
       Total current assets................................    57,499           --          57,499
Equipment & furniture, net.................................     3,488           --           3,488
Deposits and other assets..................................     3,653           --           3,653
                                                             --------      -------        --------
       Total assets........................................  $ 64,640           --        $ 64,640
                                                             ========      =======        ========
Liabilities & Stockholders' Equity
Current liabilities:
  Accounts payable & accrued liabilities...................  $ 14,675           --        $ 14,675
  Notes payable to stockholders............................     2,667           --           2,667
  Current portion of long term obligations.................     5,556           --           5,556
  Deferred revenue.........................................     4,445           --           4,445
  Accrued merger expenses..................................        --        8,900           8,900
                                                             --------      -------        --------
          Total current liabilities........................    27,343        8,900          36,243
Long term obligations, net of current portion..............     8,940                        8,940
Redeemable convertible preferred stock.....................     8,201       (8,201)             --
Stockholders' equity:
  Convertible preferred stock..............................     3,139       (3,139)             --
  Common stock.............................................    79,000       11,340          90,340
  Deferred stock compensation..............................    (2,329)          --          (2,329)
  Accumulated deficit......................................   (59,654)      (8,900)        (68,554)
                                                             --------      -------        --------
       Total stockholders' equity..........................    20,156         (699)         19,457
                                                             --------      -------        --------
       Total liabilities and stockholders' equity..........  $ 64,640      $    --        $ 64,640
                                                             ========      =======        ========

                            See accompanying notes.

                           CONCUR TECHNOLOGIES, INC.

                               NOTES TO PRO FORMA
                           CONSOLIDATED BALANCE SHEET

1. BASIS OF PRESENTATION

     On June 1, 1999, pursuant to a Merger Agreement dated May 31, 1999, Concur entered into a merger with Seeker Software, Inc. ("Seeker") that resulted in a merger accounted for as a pooling of interests. Seeker develops markets and sells web-based self-service HR workplace solution applications which allow employees within an organization to access, update and share information from their desktop computers.

     The pro forma balance sheet has been prepared using the pooling of interest method of accounting to reflect the Seeker merger as presented in the supplemental consolidated financial statements. The supplemental consolidated financial statements of Concur reflect the restatement of Concur's financial statements as if the merger occurred prior to the periods presented. Once financial statements are issued that reflect results after the merger, the supplemental consolidated financial statements will become the historical consolidated financial statements of Concur. The supplemental consolidated balance sheet has been adjusted, on a pro forma basis, to reflect the merger as if it had occurred on March 31, 1999, as described below.

     The unaudited pro forma balance sheet presented is not necessarily indicative of future consolidated financial condition of Concur. The unaudited pro forma balance sheet at March 31, 1999 reflects the merger with Seeker as if the merger occurred on March 31, 1999.

                           CONCUR TECHNOLOGIES, INC.

                               NOTES TO PRO FORMA
                     CONSOLIDATED BALANCE SHEET (CONTINUED)

2. PROFORMA ADJUSTMENTS

        Pro forma adjustments to the March 31, 1999 Supplemental Consolidated Balance Sheet have been prepared to reflect the conversion of the Seeker preferred stock to Concur common stock and to reflect the accrual of $8.9 million of merger related costs consisting primarily of financial advisory fees for both companies, attorneys, accountants, financial printing, and other related charges.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors of
Concur Technologies, Inc.

     We have audited the accompanying supplemental consolidated balance sheets of Concur Technologies, Inc. ("Concur") (formed as a result of the merger of Concur Technologies, Inc. and Seeker Software, Inc. ("Seeker")) as of September 30, 1997 and 1998 and the related supplemental consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended September 30, 1998. The supplemental consolidated financial statements give retroactive effect to the merger of Concur and Seeker on June 1, 1999, which has been accounted for using the pooling of interests method as described in the notes to the supplemental consolidated financial statements. These supplemental consolidated financial statements are the responsibility of the management of Concur. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Concur at September 30, 1997 and 1998, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 1998 after giving retroactive effect to the merger of Seeker as described in the notes to the supplemental consolidated financial statements, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Seattle, Washington
June 30, 1999

                           CONCUR TECHNOLOGIES, INC.

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                          SEPTEMBER 30,
                                                       -------------------    MARCH 31,
                                                         1997       1998        1999
                                                       --------   --------   -----------
                                                                             (UNAUDITED)
Current assets:
  Cash and cash equivalents..........................  $  7,721   $ 17,058    $  9,860
  Marketable securities..............................        --         --      37,544
  Accounts receivable, net of allowance for doubtful
    accounts of $170 and $619 at September 30, 1997
    and 1998, respectively; $870 at March 31, 1999...     4,600      6,049       8,680
  Prepaid expenses and other current assets..........       403        605       1,248
  Note receivable from stockholders..................        --        167         167
                                                       --------   --------    --------
         Total current assets........................    12,724     23,879      57,499
Equipment and furniture, net.........................     1,405      3,026       3,488
Deposits and other assets............................        51        504       2,600
Note receivable from stockholders, net of current
  portion............................................        --        333         333
Capitalized technology and other intangible assets...        --        880         720
                                                       --------   --------    --------
         Total assets................................  $ 14,180   $ 28,622    $ 64,640
                                                       ========   ========    ========
Current liabilities:
  Accounts payable...................................  $  1,202   $  2,330    $  5,486
  Accrued liabilities................................     1,389      4,533       7,931
  Accrued commissions................................       538        976       1,258
  Current portion of accrued payment to
    stockholders.....................................        --        167       2,667
  Current portion of long-term debt..................       329      2,800       3,875
  Current portion of capital lease obligations.......       351      1,004       1,681
  Deferred revenues..................................     1,841      3,619       4,445
                                                       --------   --------    --------
         Total current liabilities...................     5,650     15,429      27,343
Accrued payment to stockholders, net of current
  portion............................................        --        333         333
Long-term debt, net of current portion...............     2,171      6,145       6,514
Capital lease obligations, net of current portion....     1,516      2,127       1,910
Deferred rental expense..............................        --        183         183
Redeemable convertible preferred stock:
  Issued and outstanding shares --
    9,404,058, 11,052,718 and 839,165 in 1997, 1998
       and March 31, 1999, respectively..............    17,264     37,512       8,201
Redeemable convertible preferred stock warrants......        82        444          --
Commitments
Stockholders' equity (deficit):
  Convertible preferred stock, par value $0.001 per
    share:
    Authorized shares -- 5,000,000, issued and
       outstanding 721,682, 716,114, and 716,144 in
       1997, 1998, and March 31, 1999,
       respectively..................................     3,182      3,139       3,139
  Common stock, par value $0.001 per share:
    Authorized shares -- 60,000,000
    Issued and outstanding shares -- 3,026,952,
       3,911,985 and 17,957,140 in 1997, 1998 and
       March 31, 1999, respectively..................       470      6,593      79,000
  Deferred stock compensation........................        --       (529)     (2,329)
  Accumulated deficit................................   (16,155)   (42,754)    (59,654)
                                                       --------   --------    --------
         Total stockholders' equity (deficit)........   (12,503)   (33,551)     20,156
                                                       --------   --------    --------
         Total liabilities and stockholders' equity
            (deficit)................................  $ 14,180   $ 28,622    $ 64,640
                                                       ========   ========    ========

                            See accompanying notes.

                           CONCUR TECHNOLOGIES, INC.

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                SIX MONTHS ENDED
                                YEAR ENDED SEPTEMBER 30,            MARCH 31,
                              -----------------------------    -------------------
                               1996      1997        1998       1998        1999
                              -------   -------    --------    -------    --------
                                                                   (UNAUDITED)
Revenues, net:
  Licenses..................  $ 1,717   $ 6,504    $ 13,176    $ 5,564    $ 11,167
  Services..................      253     2,499       6,952      2,854       5,647
                              -------   -------    --------    -------    --------
     Total revenues.........    1,970     9,003      20,128      8,418      16,814
Cost of revenues:
  Licenses..................      386       394         558        172         573
  Services..................      876     2,721       8,063      3,181       7,042
                              -------   -------    --------    -------    --------
     Total cost of
       revenues.............    1,262     3,115       8,621      3,353       7,615
                              -------   -------    --------    -------    --------

Gross profit................      708     5,888      11,507      5,065       9,199
Operating expenses:
  Sales and marketing.......    2,990     6,692      16,070      6,082      13,359
  Research and
     development............    1,808     4,479      10,276      3,845       8,056
  General and
     administrative.........    1,019     2,307       5,919      2,276       4,344
  Acquired in-process
     technology (Note 3)....       --        --       5,203         --          --
                              -------   -------    --------    -------    --------
          Total operating
             expenses.......    5,817    13,478      37,468     12,203      25,759
                              -------   -------    --------    -------    --------
Loss from operations........   (5,109)   (7,590)    (25,961)    (7,138)    (16,560)
Interest income.............       92       186         454        126         883
Interest expense............      (43)      (94)       (539)      (248)       (736)
Other expense, net..........      (44)      (61)       (178)       (77)       (112)
                              -------   -------    --------    -------    --------

Net loss....................  $(5,104)  $(7,559)   $(26,224)   $(7,337)   $(16,525)
                              =======   =======    ========    =======    ========
Basic and diluted net loss
  per share.................  $ (1.69)  $ (2.50)   $  (8.18)   $ (2.39)   $  (1.36)
                              =======   =======    ========    =======    ========
Shares used in calculation
  of basic and diluted net
  loss per share............    3,019     3,025       3,207      3,076      12,154
                              =======   =======    ========    =======    ========

                            See accompanying notes.

                           CONCUR TECHNOLOGIES, INC.

     SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                         CONVERTIBLE
                                       PREFERRED STOCK        COMMON STOCK         DEFERRED                        TOTAL
                                       ----------------   --------------------      STOCK       ACCUMULATED    STOCKHOLDERS'
                                       SHARES    AMOUNT     SHARES     AMOUNT    COMPENSATION     DEFICIT     EQUITY (DEFICIT)
                                       -------   ------   ----------   -------   ------------   -----------   ----------------
Balance at October 31, 1995..........       --   $  --     2,280,028   $   258     $    --       $  (3,492)       $ (3,234)
  Issuance of common stock...........       --      --        24,466         7          --              --               7
  Issuance of common stock from
    exercise of stock options........       --      --         8,217         1          --              --               1
  Net loss...........................       --      --            --        --          --          (5,104)         (5,104)
                                       -------   ------   ----------   -------     -------       ---------        --------
Balance at October 1, 1996...........       --      --     2,312,711       266          --          (8,596)         (8,330)
  Issuance of convertible preferred
    stock (net of issuance costs of
    $43).............................  721,682   3,182            --        --          --              --           3,182
  Issuance of common stock...........       --      --       712,993       204          --              --             204
  Issuance of common stock from
    exercise of stock options........       --      --         1,248        --          --              --              --
  Net loss...........................       --      --            --        --          --          (7,559)         (7,559)
                                       -------   ------   ----------   -------     -------       ---------        --------
Balance at September 30,1997.........  721,682   3,182     3,026,952       470          --         (16,155)        (12,503)
  Accretion of preferred stock.......       --      --            --        --          --            (375)           (375)
  Repurchase of preferred stock......   (5,568)    (43)           --        --          --              --             (43)
  Issuance of common stock from
    exercise of stock options........       --      --       176,115        30          --              --              30
  Deferred stock compensation........       --      --            --       950        (950)             --              --
  Amortization of deferred stock
    compensation.....................       --      --            --        --         421              --             421
  Issuance of common stock in
    connection with acquisition
    (Note 3).........................       --      --       708,918     4,378          --              --           4,378
  Assumption of stock options in
    connection with acquisition (Note
    3)...............................       --      --            --       765          --              --             765
  Net loss...........................       --      --            --        --          --         (26,224)        (26,224)
                                       -------   ------   ----------   -------     -------       ---------        --------
Balance at September 30, 1998........  716,114   3,139     3,911,985     6,593        (529)        (42,754)        (33,551)
  Accretion of preferred stock
    (unaudited)......................       --      --            --        --          --            (375)           (375)
  Proceeds from initial public
    offering, net of offering costs
    (unaudited)......................       --      --     3,365,000    37,369          --              --          37,369
  Conversion of redeemable
    convertible preferred stock into
    common stock (unaudited).........       --      --    10,213,553    29,685          --              --          29,685
  Conversion of redeemable
    convertible preferred warrants
    into common stock warrants
    (unaudited)......................       --      --            --       444          --              --             444
  Proceeds from issuance of common
    stock from exercise of common
    stock warrants (unaudited).......       --      --       225,000     2,616          --              --           2,616
  Issuance of common stock from net
    exercise of common stock warrants
    (unaudited)......................       --      --        44,052        --          --              --              --
  Issuance of common stock from
    exercise of stock options
    (unaudited)......................       --      --       197,550        39          --              --              39
  Deferred stock compensation
    (unaudited)......................       --      --            --     2,254      (2,254)             --              --
  Amortization of deferred stock
    compensation (unaudited).........       --      --            --        --         454              --             454
  Net loss (unaudited)...............       --      --            --        --          --         (16,525)        (16,525)
                                       -------   ------   ----------   -------     -------       ---------        --------
Balance at March 31, 1999
  (unaudited)........................  716,114   $3,139   17,957,140   $79,000     $(2,329)      $ (59,654)       $ 20,156
                                       =======   ======   ==========   =======     =======       =========        ========

                            See accompanying notes.

                           CONCUR TECHNOLOGIES, INC.

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                SIX MONTHS ENDED
                                                                YEAR ENDED SEPTEMBER 30,            MARCH 31,
                                                              -----------------------------    -------------------
                                                               1996      1997        1998       1998        1999
                                                              -------   -------    --------    -------    --------
                                                                                                   (UNAUDITED)
OPERATING ACTIVITIES
Net loss....................................................  $(5,104)  $(7,559)   $(26,224)   $(7,337)   $(16,525)
Adjustments to reconcile net loss to net cash used in
  operating activities:
    Acquired in-process technology..........................       --        --       5,203         --          --
    Amortization of acquired in-process technology..........       --        --          --         --         160
    Amortization of deferred stock compensation.............       --        --         421        190         423
    Accrued interest converted to preferred stock...........       --        --          14         14          --
    Warrant expense.........................................        5        53          23         --          --
    Depreciation............................................      148       445         856        333         747
    Provisions for bad debts................................       91        45         525         97         251
    Other...................................................       17        --         183         48          --
    Changes in operating assets and liabilities:
      Accounts receivable...................................     (656)   (3,931)     (1,937)      (819)     (2,882)
      Notes receivable from stockholders....................       --        --        (668)        --          --
      Prepaid expenses, deposits and other assets...........       60      (320)       (448)        94      (2,739)
      Accounts payable......................................      (18)      568       1,128       (339)      3,156
      Accrued liabilities and accrued commissions...........      597     1,051       3,168      1,207       3,680
      Deferred revenues.....................................      613     1,190       1,778         93         826
                                                              -------   -------    --------    -------    --------
Net cash used in operating activities.......................   (4,247)   (8,458)    (15,978)    (6,419)    (12,903)
                                                              -------   -------    --------    -------    --------
INVESTING ACTIVITIES
Purchases of equipment and furniture........................     (462)   (1,350)       (814)      (425)       (238)
Payment in connection with acquisition of 7Software.........       --        --        (130)        --          --
Purchase of marketable securities...........................       --        --          --         --     (37,544)
                                                              -------   -------    --------    -------    --------
Net cash used in investing activities.......................     (462)   (1,350)       (944)      (425)    (37,782)
                                                              -------   -------    --------    -------    --------
FINANCING ACTIVITIES
Proceeds from initial public offering.......................       --        --          --         --      37,369
Proceeds from exercise of preferred stock warrants..........       --        --          --         --       2,616
Proceeds from sales leaseback transaction...................       --     1,800         192        192          --
Proceeds from capital lease financing.......................       --        67          --         --          --
Proceeds from borrowings....................................      763     3,112       7,827      2,598       4,817
Proceeds from issuance of common stock......................        8       204          30         10          71
Payments on borrowings......................................     (380)   (1,150)       (335)    (1,289)       (873)
Payment on capital leases...................................       --        --        (500)      (170)       (513)
Issuance of convertible preferred stock.....................       --     3,182       6,390      6,390          --
Repurchase of preferred stock...............................       --        --         (43)        --          --
Issuance of redeemable convertible preferred stock and
  warrants..................................................    7,479     4,612      12,698         --          --
                                                              -------   -------    --------    -------    --------
Net cash provided by financing activities...................    7,870    11,827      26,259      7,731      43,487
                                                              -------   -------    --------    -------    --------
Net increase (decrease) in cash and cash equivalents........    3,161     2,019       9,337        887      (7,198)
                                                              -------   -------    --------    -------    --------
Cash and cash equivalents at beginning of period............    2,541     5,702       7,721      7,721      17,058
                                                              -------   -------    --------    -------    --------
Cash and cash equivalents at end of period..................  $ 5,702   $ 7,721    $ 17,058    $ 8,608    $  9,860
                                                              =======   =======    ========    =======    ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest......................................  $    27   $    86    $    496    $   222    $    506
Issuance of redeemable convertible preferred stock in
  exchange for cancellation of notes payable................       --       267          --         --
Issuance of warrants in connection with financing
  activity..................................................       --        30          75         --
Issuance of Series B redeemable convertible preferred stock
  in exchange for cancellation of notes payable and related
  accrued interest..........................................       --        --       1,062      1,062
Equipment and furniture obtained through capital leases.....       --        --       1,572        818         973
Conversion of redeemable convertible preferred stock and
  warrants into common stock and common stock warrants......       --        --          --                 29,992
Assets and liabilities acquired in exchange for common stock in connection with acquisition of 7Software:
    Operating assets........................................       --        --          85         --
    Accounts payable and accrued expenses...................       --        --         (15)        --
    Intangible assets.......................................       --        --         960         --

                            See accompanying notes.

                           CONCUR TECHNOLOGIES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE SIX MONTH PERIODS ENDED
                     MARCH 31, 1998 AND 1999 IS UNAUDITED.)

1. DESCRIPTION OF THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Description of the Company

     Concur Technologies, Inc. ("Concur" or the Company) is a leading provider of Intranet-based employee-facing applications that extend automation to employees throughout the enterprise and to partners, vendors and service providers in the extended enterprise. The Company's Xpense Management Solution ("XMS") and CompanyStore products automate the preparation, approval, processing and data analysis of travel and entertainment ("T&E") expense reports and front-office procurement requisitions. The Company was originally incorporated in the State of Washington on August 19, 1993 and reincorporated in Delaware on November 25, 1998. Operations commenced during 1994.

  Basis of Supplemental Financial Statement Presentation

     On June 1, 1999, pursuant to a Merger Agreement dated May 31, 1999 among the Company and Seeker Software, Inc. ("Seeker") the Company acquired all of the outstanding capital of Seeker. Seeker develops, markets, and sells web-based self-service HR workplace solution applications which allow employees within an organization to access, update, and share information from their desktop computers.

     The Company issued 3,419,929 shares of common stock in exchange for all outstanding preferred stock, preferred stock purchase warrants, and common stock of Seeker and assumed all outstanding options in connection with the acquisition of Seeker resulting in the issuance of options to purchase up to 680,234 shares of common stock. This transaction has been accounted for as a pooling of interests. These supplemental consolidated financial statements have been prepared to reflect the restatement of all periods presented to include the accounts of Seeker. The historical results of the pooled entities reflect each of their actual operating cost structures and, as a result, do not necessarily reflect the cost structure of the newly combined entity.

     Historically, the fiscal year of Seeker ended on December 31. For purposes of preparing the supplemental consolidated financial statements, all Seeker financial statements have been restated to fiscal periods ending on September
30. The supplemental consolidated balance sheets as of September 30, 1997 and 1998 and March 31, 1999 reflect the combination of the balance sheets of Concur and Seeker as of the same periods. The supplemental consolidated statements of operations for all periods presented give effect to the merger as of the inception of Seeker. As such, Seeker's statements of stockholders' equity, operations and cash flows for each of the three years in the period ended September 30, 1998 and for each of the six month periods ended March 31, 1998 and 1999 have been combined with Concur's statements of operations for each of the same periods. These supplemental consolidated financial statements will become the historical financial statements of the Company after financial statements covering the date of consummation of the merger are issued.

                           CONCUR TECHNOLOGIES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE SIX MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

1. DESCRIPTION OF THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     Net revenue and net loss for the separate and combined Companies are as follows:

                                               CONCUR                           THE
                                            TECHNOLOGIES        SEEKER        COMBINED
                                                INC.        SOFTWARE, INC.    COMPANY
                                            ------------    --------------    --------
Year ended September 30, 1996
  Net revenue.............................    $  1,959         $    11        $  1,970
  Net loss................................    $ (4,953)        $  (151)       $ (5,104)
Year ended September 30, 1997
  Net revenue.............................    $  8,270         $   733        $  9,003
  Net loss................................    $ (5,524)        $(2,035)       $ (7,559)
Year ended September 30, 1998
  Net revenue.............................    $ 17,159         $ 2,969        $ 20,128
  Net loss................................    $(18,074)        $(8,150)       $(26,224)
Six months ended March 31, 1998
  Net revenue.............................    $  7,074         $ 1,344        $  8,418
  Net loss................................    $ (4,063)        $(3,274)       $ (7,337)
Six months ended March 31, 1999
  Net revenue.............................    $ 13,591         $ 3,223        $ 16,814
  Net loss................................    $(11,263)        $(5,262)       $(16,525)

  Unaudited Interim Financial Information

     The supplemental consolidated financial information as of March 31, 1999 and for the periods ended March 31, 1998 and 1999 is unaudited, but includes all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of the financial position at such dates and the operations and cash flows for the periods then ended. Operating results for the period ended March 31, 1999 are not necessarily indicative of results that may be expected for the entire year.

  Principles of Consolidation

     The supplemental consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Seeker Software, Inc., Concur Technologies (UK) Ltd., Concur Technologies Pty. Limited, and 7Software, Inc. ("7Software"). All significant intercompany accounts and transactions are eliminated in consolidation.

  Revenue Recognition Policy

     The Company generates revenues from licensing the rights to use its software products directly to end users. The Company also generates revenues from sales of customer support contracts and integration services performed for customers who license the software.

                           CONCUR TECHNOLOGIES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE SIX MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

1. DESCRIPTION OF THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     Software license revenues are recognized when a non-cancelable license agreement has been signed with a customer, the software is shipped, no significant post-delivery vendor obligations remain, and collection is deemed probable. Customer support revenues are recognized ratably over the term of the customer support contract, typically one year. Revenues from consulting services and other post-sales are recognized when the services are performed.

     In October 1997, the American Institute of Certified Public Accountants issued Statement of Position 97-2, "Software Revenue Recognition" ("SOP 97-2"). The Company adopted SOP 97-2 beginning in fiscal 1999. SOP 97-2 has been modified by SOP 98-4 and SOP 98-9 as it relates to certain transactions. These standards generally require revenues earned on software arrangements involving multiple elements, such as software products, upgrades, enhancements, postcontract customer support, installation and training, to be allocated to each element based on the relative fair values of the elements. The fair value of an element must be based on evidence that is specific to the vendor. Evidence of the fair value of each element is based on the price charged when the element is sold separately; if the element is not being sold separately, the price for each element established by management having relevant authority. The revenues allocated to software products, including specified upgrades or enhancements, generally are recognized upon delivery of the products. The revenues allocated to unspecified upgrades, updates and other postcontract customer support generally are recognized ratably over the term of the contract. If evidence of the fair value for all elements of the arrangement does not exist, all revenues from the arrangement are deferred until such evidence exists or until all elements are delivered. Full guidelines for SOP 97-2 and related modifications have not been issued. Once available, such guidelines could lead to unanticipated changes in the Company's current revenue accounting practices, and such changes could materially adversely affect the Company's future revenues and earnings.

Cash and Cash Equivalents

     All highly liquid financial instruments purchased with an original maturity of three months or less are reported as cash equivalents.

Marketable Securities

     Marketable securities are stated at fair value at the balance sheet date. By policy, the Company invests primarily in high-grade marketable securities. Marketable securities are defined as available-for-sale securities under the provisions of Statement of Financial Accounting Standards No. ("SFAS") 115, "Accounting for Certain Investments in Debt and Equity Securities."

     Management determines the appropriate classification of its investments in marketable securities at the time of purchase and reevaluates such determination at each balance sheet date. The Company has classified its marketable securities as available-for-sale,

                           CONCUR TECHNOLOGIES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE SIX MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

1. DESCRIPTION OF THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
which are carried at fair value, with unrealized gains and losses, net of tax, reported as a separate component of stockholders' equity. At March 31, 1999, the fair value of marketable securities (consisting primarily of corporate bonds and commercial paper) approximates their cost. Therefore, no comprehensive income or loss has been recorded.

  Fair Values of Financial Instruments

     The Company has the following financial instruments: cash and cash equivalents, marketable securities, accounts receivable, accounts payable, accrued liabilities, accrued commissions, long-term debt and capital lease obligations, bank lines of credit ("LOC"), and standby letters of credit. The carrying value of cash and cash equivalents, marketable securities, accounts receivable, accounts payable, accrued liabilities and accrued commissions approximates fair value based on the liquidity of these financial instruments or based on their short-term nature. The carrying value of long-term debt, LOC, standby letters of credit, and capital lease obligations approximates carrying value based on the market interest rates available to the Company for debt of similar risk and maturities.

  Research and Development

     Research and development costs are expensed as incurred and consist primarily of software development costs. Financial accounting standards require the capitalization of certain software development costs after technological feasibility of the software is established. In the development of the Company's new products and enhancements to existing products, the technological feasibility of the software is not established until substantially all product development is complete, including the development of a working model. Internal software development costs that were eligible for capitalization were insignificant and were charged to research and development expense in the accompanying statements of operations.

  Advertising and Marketing Costs

     Costs of marketing materials and advertising expenditures are charged to operations when the materials are used or the advertising is first released. Advertising costs were $711,000, $717,000 and $2,600,000 in fiscal year ended September 30, 1996, 1997 and 1998, respectively.

  Income Taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which utilizes the liability method of accounting for income taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Valuation allowances are established when necessary to reduce deferred tax assets to amounts expected to be realized.

                           CONCUR TECHNOLOGIES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE SIX MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

1. DESCRIPTION OF THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
  Stock-Based Compensation

     The Company adopted the "disclosure only" provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") and has elected to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the market price of the Company's common stock at the date of grant over the stock option exercise price.

  Equipment and Furniture

     Equipment and furniture are carried at cost. The Company provides for depreciation and amortization using the straight-line method for financial reporting purposes over estimated useful lives ranging from two to five years. Depreciation expense includes amounts amortized for assets recorded under capital leases.

  Net Loss per Share

     Basic and diluted net loss per share is calculated using the average number of shares of common stock outstanding. Other common stock equivalents, including preferred stock, stock options and warrants, are excluded from the computation as their effect is antidilutive. See Note 13.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ materially from these estimates.

  Concentrations of Credit Risk

     The Company's customer base is dispersed across many different geographic areas throughout the world in a variety of industries. No single customer accounted for more than 10% of the Company's sales in any of the periods presented. The Company does not require collateral or other security to support credit sales, but provides an allowance for bad debts based on historical experience and specific identification.

     The Company is subject to concentrations of credit risk from its cash and cash equivalents. Under terms of certain of its debt agreements, the Company is required to maintain its cash and cash equivalents primarily at one financial institution.

                           CONCUR TECHNOLOGIES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE SIX MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

1. DESCRIPTION OF THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
  Foreign Currency Translation

     The functional currency of the Company's foreign subsidiaries is the local currency in the country in which the subsidiary is located. Assets and liabilities denominated in foreign currencies are translated to U.S. dollars at the exchange rate in effect on the balance sheet date. Revenues and expenses are translated at the average rates of exchange prevailing during the year. The translation adjustment resulting from this process were insignificant at September 30, 1996, 1997 and 1998, respectively and at March 31, 1999. Gains and losses on foreign currency transactions are included in the consolidated statement of operations as incurred. To date, gains and losses on foreign currency transactions have not been significant.

  Recently Issued Accounting Standards

     In 1997, the following accounting standards were issued: SFAS No. 129, "Disclosure of Information About Capital Structure," requiring supplemental disclosure of capital structure, SFAS No. 130, "Reporting Comprehensive Income" (this statement establishes standards for reporting and disclosure of comprehensive income and its components, including revenues, expenses, gains, and losses, in a full set of general-purpose financial statements), SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information;" and SOP 97-2, "Software Revenue Recognition." Each of these standards became effective for the Company in fiscal 1999. The adoption of these standards is not expected to have a significant impact upon the Company's financial statements or disclosures. Also, in June 1998, SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities was issued and is required to be adopted by the Company in fiscal 2001. Because of the Company's minimal use of derivatives, management does not anticipate that the adoption of the new Statement will have a significant effect on earnings or the financial position of the Company.

2. EQUIPMENT AND FURNITURE

     Equipment and furniture consisted of the following:

                                                SEPTEMBER 30,
                                               ----------------
                                                1997      1998
                                               ------    ------
                                                (IN THOUSANDS)
Computer hardware and software...............  $  607    $  905
Furniture and equipment......................     113       321
Leased equipment.............................     789     2,607
                                               ------    ------
                                                1,509     3,833
Less accumulated depreciation................    (104)     (807)
                                               ------    ------
                                               $1,405    $3,026
                                               ======    ======

                           CONCUR TECHNOLOGIES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE SIX MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

3. ACQUISITION OF 7SOFTWARE, INC.

     On June 30, 1998, the Company acquired 7Software, a privately-held software company and the developer of CompanyStore. The Company issued 708,918 shares of its common stock in exchange for all outstanding shares of 7Software and also assumed all outstanding 7Software options, which were converted to options to purchase approximately 123,921 shares of the Company's common stock. The total 7Software purchase price of $6,233,000 includes the estimated fair value of the common stock ($4,378,000), the estimated fair value of converted options issued ($765,000), $500,000 payable to certain former 7Software shareholders, cash payments of $130,000 and other direct acquisition costs of $460,000. The amount due to former 7Software shareholders is payable in the amount of $167,000 per year for three years. The acquisition was accounted for as a purchase. Therefore, the results of operations of 7Software and the fair value of the assets acquired and liabilities assumed were included in the Company's financial statements beginning on the acquisition date.

     In connection with the purchase of 7Software, the Company assumed 7Software's 1997 stock option plan. All outstanding options to purchase the stock of 7Software on the acquisition date were converted into options to purchase 123,921 shares of common stock of the Company. The outstanding options can be exercised at a price of approximately $0.025 per share, vest over four years, and are exercisable for a period not to exceed ten years.

     The allocation of the purchase price resulted in intangible assets (primarily developed software and the value of an acquired workforce) of $960,000, which has been capitalized and is being amortized on a straight line basis over three years. Amortization expense for the year ended September 30, 1998 was $80,000. Acquired in-process technology has been valued using the income approach, resulting in a charge of $5,203,000.

     Values assigned to acquired in-process research and development, developed technology, and trademarks were determined using a discounted cash flow analysis. The value assigned to the acquired workforce was based on replacement cost. To determine the value of the in-process research and development, the Company considered, among other factors, the state of development of each project, the time and cost needed to complete each project, expected income, and associated risks, which included the inherent difficulties and uncertainties in completing the project and thereby achieving technological feasibility and risks related to the viability of and potential changes to future target markets. This analysis resulted in amounts assigned to in-process research and development projects that had not yet reached technological feasibility or do not have alternative future uses. To determine the value of the developed technology, the expected future cash flows of the existing technology product were discounted taking into account risks related to the characteristics and applications of each product, existing and future markets, and assessments of the life cycle stage of each product. Based on this analysis, the existing technology that had reached technological feasibility was capitalized.

     As of the date of acquisition, the CompanyStore development project consisted of ongoing research and development efforts in the following areas:
(i) compatibility with additional databases, (ii) compatibility with additional enterprise resource planning

                           CONCUR TECHNOLOGIES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE SIX MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

3. ACQUISITION OF 7SOFTWARE, INC. (CONTINUED) platforms, (iii) multiple catalog support, (iv) fundamental redesign of the user interface, and (v) redesign and rewriting of the administrative functionality. Based on management's initial estimates, the remaining research and development efforts relating to the completion of the CompanyStore technology were expected to continue into the first quarter of fiscal 1999, the anticipated product release date. Accordingly, the cost to complete the in-process technology was estimated based on the number of man-months required to reach technological feasibility for the CompanyStore technology, the type of professional and engineering staff involved in the completion process and their fully burdened monthly salaries. Management estimated the direct costs to achieve technological feasibility to be approximately $307,000. Beyond this period, management estimated significantly less expense in supporting and maintaining active products identified at the acquisition date to be in-process technology. If the in-process projects contemplated in management's forecast are not successfully developed, future revenue and profitability might be adversely affected. Additionally, the value of other intangible assets acquired may become impaired.

     The unaudited pro forma combined historical results, as if 7Software had been acquired on October 1, 1997, excluding the non-recurring one-time charge for acquired in-process technology, are as follows:

                                                YEAR ENDED
                                            SEPTEMBER 30, 1998
                                           --------------------
                                                         PRO
                                            ACTUAL      FORMA
                                           --------    --------
                                              (IN THOUSANDS)
                                               (UNAUDITED)
Total revenues, net......................  $ 20,128    $ 20,325
Net loss.................................  $(26,224)   $(21,500)
Pro forma net loss per share.............  $  (8.18)   $  (6.21)

     The pro forma information does not purport to be indicative of the results that would have been attained had these events occurred at the beginning of the period presented and is not necessarily indicative of future results.

     In connection with the purchase of 7Software, the Company also entered into separate employment agreements with certain former 7Software officers and shareholders. Under the terms of these arrangements, the Company loaned $500,000 to these officers and shareholders in the form of a note receivable. This receivable is payable in aggregate annual installments of $167,000 plus interest at variable rates. The note is secured by second mortgages on real property.

     Approximately 124,000 shares of the Company's common stock issued in connection with the purchase of 7Software will be held in escrow until June 30, 1999 subject to resolution of any unresolved claims by the Company. The value of these shares was included in the 7Software purchase price, as no such unresolved claims are known. In addition, as of September 30, 1998, 340,452 shares of Common Stock issued to the founders in connection with the acquisition included restrictions entitling the Company to repurchase such shares in

                           CONCUR TECHNOLOGIES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE SIX MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

3. ACQUISITION OF 7SOFTWARE, INC. (CONTINUED) the event of termination. These shares were issued in exchange for 7Software shares that included the same restrictions. These restrictions lapse at various rates through June 2000. The estimated fair value of these shares has been included in the purchase price referred to above.

4. LINES OF CREDIT

     In fiscal 1998, the Company had a $2.0 million line of credit and an additional $1.0 million line of credit available for operating needs. Borrowings under these credit lines bear interest at rates ranging from prime interest rate plus 0.5% to 1.5%. The borrowing base for these lines is to be monitored on a monthly basis and is to consist of the sum of up to 80% of eligible accounts receivable. Interest is due monthly and principal is due upon maturity.

     There were no outstanding borrowings under the $2.0 million line at September 30, 1998. The bank had issued standby letters of credit on behalf of the Company at September 30, 1998 in the amount of $465,000, and the amount available under the line of credit on that date was $1,535,000. The line is secured by all non-leased assets of the Company, including intellectual property. The line of credit agreement requires the Company to meet certain financial covenants, including limitations on the Company's ability to pay dividends. See Note 11 for a discussion of warrants issued in conjunction with the line of credit and other debt. In March 1999, the line of credit was increased to $4.0 million under substantially similar terms and was amended to expire in March 2000.

     The $1 million line of credit is secured by virtually all assets of Seeker Software and matures in May of 1999. Outstanding borrowings under this line of credit were $545,000 at September 30, 1998. This amount is included in the current portion of long-term debt in the accompanying balance sheet.

     In September 1998, the Company entered into an equipment line of credit with another lender which provided for borrowings of up to $1.0 million and expires in September 1999. Borrowings under the line of credit bear interest payable monthly at 8.25% per year. No amounts were outstanding at September 30, 1998 under this line of credit.

5. LONG-TERM DEBT

     Long-term debt at September 30, 1998 consisted of: (i) a $3.0 million senior term loan facility; (ii) a $1.5 million subordinated promissory note;
(iii) a $3.5 million subordinated promissory note and (iv) several equipment loans. The subordinated promissory notes are held by Comdisco. The proceeds from these obligations may be used for equipment purchases and general corporate purposes.

     The senior term loan facility with a remaining balance of $3 million at September 30, 1998 bears interest at the lending bank's prime rate less 1.0% (7.5% at September 30, 1998) and matures on February 15, 2001. Payments are interest only through February 15,

                           CONCUR TECHNOLOGIES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE SIX MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

5. LONG-TERM DEBT (CONTINUED)
1999. At February 15, 1999, the outstanding balance under the facility will be paid in 24 equal monthly principal payments, plus applicable interest. The loan is secured by a perfected senior security interest in all non-leased assets of the Company with specific filings for intellectual property (both the line of credit and senior term loan were issued by the same lender and include the same financial covenants and restrictions discussed above).

     The subordinated promissory notes (which have an aggregate remaining balance of $4.7 million at September 30, 1998 and which are subordinated to both the line of credit and senior term loan) are secured by the Company's receivables, equipment, general intangibles, inventory, and all other goods and personal property of the Company. The $1.5 million note bears interest at 8.5%, has principal and interest payments of approximately $38,000 due monthly, and matures in August 2001. The $3.5 million note bears interest at 11.0%, has monthly principal and interest payments of approximately $101,000 beginning in November 1998, and matures in April 2002. The underlying debt agreement allows the Company to obtain additional long-term borrowings of up to $1.5 million, at an interest rate of 12.5%. This commitment by the lending institution expired on December 31, 1998.

     The equipment loans are secured by virtually all assets of Seeker Software and bear interest at rates ranging from prime plus 0.75% to prime plus 1.5%. These loans are payable in aggregate monthly principal payments of $32,000 plus accrued interest and mature between March of 2000 and October of 2001. The aggregate balance of the equipment loans is $735,000 at September 30, 1998.

     Maturities of long-term debt are as follows:

                                   (IN THOUSANDS)
                                   --------------
Fiscal year ending September 30:
  1999...........................     $ 2,800
  2000...........................       3,241
  2001...........................       2,223
  2002...........................         681
                                      -------
                                      $ 8,945
                                      =======

     In the first quarter of fiscal 1999 the company entered into an additional subordinated promissory note agreement in the amount of $2 million. The note bears interest at 11%, payments are due in monthly installments of approximately $65,000 including interest, and the note matures in November of 2001.

6. NOTES PAYABLE TO STOCKHOLDERS

     In December 1996, the Company agreed to exchange two notes payable to stockholders totaling $233,000, plus accrued interest, for 134,920 shares of Series C

                           CONCUR TECHNOLOGIES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE SIX MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

6. NOTES PAYABLE TO STOCKHOLDERS (CONTINUED)
Preferred Stock. At the time of the conversion to Series C Preferred Stock, the outstanding balance of the notes plus accrued interest was $267,000.

     In December 1997, Seeker issued $1,047,200 of unsecured convertible promissory notes to shareholders in exchange for the same amount in cash in anticipation of an offering of preferred stock. The notes payable to shareholders accrued interest at the prime rate and were due and payable with accrued interest in December 2000. Seeker closed a private placement in March 1998, in which all of the notes payable to shareholders, along with accrued interest, were converted into shares of Seeker Series B preferred stock.

     In December 1998, Seeker issued $2.5 million of unsecured convertible promissory notes to shareholders in exchange for the same amount in cash in anticipation of an offering of preferred stock. The notes payable to shareholders accrue interest at the prime rate and are payable with accrued interest in December 2005. As further described in Note 19, Seeker closed a private placement in April 1999, in which all of the notes payable to shareholders, along with accrued interest, were converted into shares of Seeker Series C preferred stock.

7. COMMITMENTS

     The Company leases office space and equipment under noncancelable operating leases and capital leases. In October 1997, the Company signed a five-year lease for a new corporate headquarters in Redmond, Washington, which commenced February 1998. The Company also leases facilities in Oakland California under a lease expiring in 2001. The Company has the option to extend the Redmond lease for one additional five-year term. The Company is required to provide a $450,000 letter of credit as security for the lease. The letter of credit may be reduced by specified amounts in the lease agreement after 36 months or upon the Company's achieving certain economic goals. In January and February 1998, the Company signed two-year subleases for its former corporate headquarters.

                           CONCUR TECHNOLOGIES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE SIX MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

7. COMMITMENTS (CONTINUED)
     Future minimum rental payments under noncancelable leases, net of the future minimum rentals of $274,000 to be received under the subleases, are as follows:

                                             CAPITAL    OPERATING
                                             LEASES      LEASES
                                             -------    ---------
                                                (IN THOUSANDS)
Fiscal year ending September 30:
  1999.....................................  $ 1,234     $1,194
  2000.....................................    1,244      1,037
  2001.....................................    1,036      1,002
  2002.....................................       27        754
  2003.....................................       --        276
                                             -------     ------
                                               3,541     $4,263
                                                         ======
Less amount representing interest..........     (410)
                                             -------
Present value of net minimum capital lease
  obligations..............................    3,131
Less current portion.......................   (1,004)
                                             -------
Capital lease obligations, less current
  portion..................................  $ 2,127
                                             =======

     Total rent expense for the years ended September 30, 1996, 1997 and 1998 was $178,000, $320,000 and $1,270,000 respectively.

     In July 1997, the Company entered into a Master Lease Agreement with Comdisco, Inc. ("Comdisco"), a preferred stockholder, under which Comdisco agreed to provide the Company lease financing, up to an aggregate purchase price of $2.5 million. In connection with this master lease agreement the Company entered into several sale leaseback transactions in September and October of 1997 under which the Company sold assets with a total net book value of $970,000. No gain or loss was recognized in connection with these sale leaseback transactions because the fair value of the equipment sold approximated net book value. Leases executed pursuant to this loan agreement aggregated approximately $2 million and provide for equal monthly payments over a four-year term with an imputed interest rate of 8.2%.

     In February 1998, the Company entered into a second Master Lease Agreement, whereby the total financing commitment extended by Comdisco was increased by an additional $1.0 million, to a total of $3.5 million. In July 1998, the Company entered into a third Master Lease Agreement with Comdisco, whereby the total financing commitment was increased by an additional $1.5 million for a total of $5.0 million. As of September 30, 1998, approximately $1,369,000 was available under this agreement. The Company accounts for its obligations under these Master Lease Agreements as capital leases.

                           CONCUR TECHNOLOGIES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE SIX MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

8. INCOME TAXES

     The Company did not provide an income tax benefit for any period presented because it has experienced operating losses since inception. At September 30, 1998, the Company has net operating loss carryforwards of $29,478,000 and tax credit carryforwards of $262,000 all of which expire between 2009 and 2018.

     As a result of prior equity financings, the Company has incurred and will incur "ownership changes" pursuant to applicable regulations in effect under the Internal Revenue Code of 1986, as amended. Accordingly, the Company's use of net operating loss carryforwards incurred through the date of these ownership changes will be limited during the carryforward period. To the extent that any single year loss is not utilized to the full amount of the limitation, such unused loss is carried over to subsequent years until the earlier of its utilization or the expiration of the relevant carryforward period.

     Significant components of the Company's deferred tax assets are as follows:

                                                       SEPTEMBER 30,
                                                    -------------------
                                                     1997        1998
                                                    -------    --------
                                                      (IN THOUSANDS)
Deferred tax assets:
  Net operating loss carryforwards................  $ 4,094    $ 10,022
  Tax credit carryforwards........................      152         262
  Deferred revenues...............................      626       1,230
  Expenses not currently deductible and other.....      630       1,291
                                                    -------    --------
          Total deferred tax assets...............    5,502      12,805
Valuation allowance...............................   (5,502)    (12,805)
                                                    -------    --------
                                                    $    --    $     --
                                                    =======    ========

     Since the Company's utilization of these deferred tax assets is dependent on future profits, which are not assured, a valuation allowance equal to the net deferred tax assets has been provided. The valuation allowance for deferred tax assets increased approximately $3,443,000 and $7,303,000 during the years ended September 30, 1997 and 1998.

9. STOCK OPTION PLANS AND EMPLOYEE STOCK PURCHASE PLAN

     The Company's 1994 Stock Option Plan (the "1994 Plan") provides for the issuance of options to acquire 2,760,000 shares of common stock. The 1994 Plan provides for the granting of incentive stock options to employees and nonqualified stock options to employees, directors and other eligible participants. Options granted under the 1994 Plan vest at variable rates, typically four years, determined by the Board of Directors, and remain exercisable for a period not to exceed ten years. At September 30, 1998, 354,768 shares were available for future grant.

     On August 21, 1998, the Board adopted the 1998 Equity Incentive Plan, the Director Stock Option Plan and the Employee Stock Purchase Plan. The Equity Incentive Plan authorizes issuance of 3,240,000 shares of common stock upon the exercise of stock

                           CONCUR TECHNOLOGIES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE SIX MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

9. STOCK OPTION PLANS AND EMPLOYEE STOCK PURCHASE PLAN (CONTINUED) options or otherwise pursuant to the plan. The Director Stock Option Plan authorizes the issuance of 240,000 shares of common stock upon the exercise of stock options that may be granted pursuant to the plan. The Employee Stock Purchase Plan authorizes the issuance of 320,000 shares of Common Stock. All Seeker common stock options were exchanged for Concur common stock options as issued under the 1998 Equity Incentive Plan in the June 1, 1999 merger. At September 30, 1998, a total of 329,952 such options were outstanding and 2,910,048 options were available for grant. No options were granted under the Director Stock Option Plan or the Employee Stock Purchase Plan at September 30, 1998.

     A summary of the Company's stock option activity under the 1994 Plan and the options issued in exchange for options of 7Software and related weighted average exercise prices is as follows:

                                     SEPTEMBER 30, 1996       SEPTEMBER 30, 1997        SEPTEMBER 30, 1998
                                    --------------------    ----------------------    ----------------------
                                                WEIGHTED                  WEIGHTED                  WEIGHTED
                                                AVERAGE                   AVERAGE                   AVERAGE
                                                EXERCISE                  EXERCISE                  EXERCISE
                                    OPTIONS      PRICE       OPTIONS       PRICE       OPTIONS       PRICE
                                    --------    --------    ----------    --------    ----------    --------
Balance at beginning of year......   324,100     $0.11         622,879     $0.15       1,120,225     $0.23
  Granted.........................   360,400      0.18         522,028      0.38         871,780      1.72
  Issued in exchange for options
    of 7Software..................        --        --              --        --         123,921      0.03
  Exercised.......................    (8,218)     0.13          (1,250)     0.18        (176,121)     0.21
  Canceled........................   (53,403)     0.14         (23,432)     0.36         (70,332)     0.52
                                    --------                ----------                ----------
Balance at end of year............   622,879      0.15       1,120,225      0.25       1,869,473      0.92
                                    ========                ==========                ==========
Exercisable at end of year........   199,157      0.10         531,907      0.12         691,368      0.19
                                    ========                ==========                ==========
Weighted average fair value of
  options granted during the year
    Granted at fair value.........     $0.18                     $0.05                     $1.45
    Granted at below fair value...        --                      0.18                      1.96

     Information regarding the weighted average remaining contractual life and weighted average exercise price of options outstanding and options exercisable at September 30, 1998 for selected exercise price ranges is as follows:

                            OPTIONS OUTSTANDING       OPTIONS EXERCISABLE
                        ---------------------------   --------------------
                           WEIGHTED                               WEIGHTED
                            AVERAGE                               AVERAGE
         RANGE OF         CONTRACTUAL                             EXERCISE
      EXERCISE PRICES   LIFE (IN YEARS)    SHARES      SHARES      PRICE
      ---------------   ---------------   ---------   ---------   --------
       $0.01 -  0.20         7.25           818,012     582,003    $ 0.12
                0.37         9.07           585,619       5,123      0.38
        0.60 -  1.19         8.88           289,846     104,167      0.60
        1.88 - 11.63         9.75           175,996          75      3.13
                                          ---------   ---------
       $0.01 - 11.63         8.32         1,869,473     691,368    $ 0.19
                                          =========   =========

     During the six months ended March 31, 1999, common stock options for 1,615,165 shares were granted with a weighted average exercise price of $13.90; options for 197,548 shares were exercised with a weighted average exercise price of $0.17; and options

                           CONCUR TECHNOLOGIES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE SIX MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

9. STOCK OPTION PLANS AND EMPLOYEE STOCK PURCHASE PLAN (CONTINUED) for 45,073 shares were canceled with a weighted average exercise price of $4.69; thereby resulting in 3,242,017 options outstanding at March 31, 1999 with a weighted average exercise price of $7.38; of which 884,017 options were exercisable with a weighted average exercise price of $2.87.

     The Company uses the intrinsic value-based method to account for all its employee stock-based compensation arrangements. The Company has recorded deferred stock compensation expense of $950,000 and $2,254,000 relating to options granted during the year ended September 30, 1998 and the six months ended March 31, 1999 respectively. These amounts represent the difference between the exercise price and the deemed fair value for financial reporting purposes of the Company's common stock during the periods in which such options were granted. Amortization of deferred stock compensation of $421,000 and $454,000 was recognized during the year ended September 30, 1998 and the six months ended March 31, 1999 respectively.

     The following pro forma information regarding stock-based compensation has been determined as if the Company had accounted for its employee stock options under the fair market value method of SFAS 123. The fair value of these options was estimated at the date of grant using a minimum value option pricing model with the following weighted average assumptions: risk-free interest rates range from 5.5% to 6.5% in 1996, 1997, and 1998; a dividend yield rate of 0% for all periods; and the options will be exercised one year after they vest.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting periods. The Company's pro forma information is as follows:

                                                      YEAR ENDED SEPTEMBER 30,
                                                  ---------------------------------
                                                    1996        1997        1998
                                                  --------    --------    ---------
                                                   (IN THOUSANDS, EXCEPT PER SHARE
                                                              AMOUNTS)
Net loss as reported..........................    $(5,104)    $(7,559)    $(26,224)
Incremental pro forma compensation expense
  under SFAS 123..............................         (2)         (7)         (37)
                                                  -------     -------     --------
Pro forma net loss............................    $(5,106)    $(7,566)    $(26,261)
                                                  =======     =======     ========
Pro forma loss per share......................    $ (1.69)    $ (2.50)    $  (8.19)
                                                  =======     =======     ========

     Under SFAS 123, compensation expense representing the fair value of the option grant is recognized over the vesting period. The initial impact on pro forma net loss may not be representative of compensation expense in future years, when the effect of amortization of multiple awards would be reflected in pro forma earnings.

                           CONCUR TECHNOLOGIES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE SIX MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

10. STOCKHOLDER NOTES RECEIVABLE

     In October 1994, certain stockholders exercised options to purchase shares of common stock. In connection with the issuance, the Company accepted promissory notes totaling $80,000. These notes are due in October 1999 and bear interest at the higher of 5% or the minimum interest rate required to avoid implied interest under the Internal Revenue Code, payable annually. These notes are full recourse and are secured by the common stock purchased with the proceeds thereof.

     The Company accepted a secured, non-recourse promissory note from a former shareholder of the Company in the amount of $168,000 in March of 1998. Interest is accrued at 5% per annum and all principal and accrued interest is due and payable two years from execution of the agreement. The note is secured by 33,567 shares of common stock of the Company owned by the former shareholder. In connection with this agreement the Company has the right to repurchase the common stock for $6.26 per share. In May of 1999 the Company exercised its stock repurchase right through cancellation of the $168,000 note and related accrued interest and by payment of cash of approximately $30,000.

11. REDEEMABLE CONVERTIBLE PREFERRED STOCK AND WARRANTS

  Concur Redeemable Convertible Preferred Stock

     In October 1994, the Company designated and issued 1,529,636 shares of Series A redeemable convertible preferred stock ("Series A Preferred Stock") through a private offering. Net proceeds from the financing amounted to $1,963,000.

     In July 1995, the Company designated and issued 1,874,999 shares of Series B redeemable convertible preferred stock ("Series B Preferred Stock") through a private offering. Net proceeds from the financing amounted to $2,939,000.

     In July 1996, the Company designated 3,909,920 shares and issued 3,750,000 shares of Series C redeemable convertible preferred stock ("Series C Preferred Stock") through a private offering. Net proceeds from the financing amounted to $7,479,000. In December 1996, the Company agreed to issue an additional 134,920 shares of Series C Preferred Stock in exchange for the cancellation of notes payable totaling $267,000.

     In July 1997, the Company designated 1,343,159 shares and issued 1,275,338 shares of Series D redeemable convertible preferred stock ("Series D Preferred Stock") through a private offering. Net proceeds from the financing amounted to $4,612,000.

     In June 1998, the Company designated 1,800,000 shares and issued 1,003,499 shares of Series E redeemable convertible preferred stock ("Series E Preferred Stock") through a private offering. In August 1998, the Series E Preferred Stock Purchase Agreement (the "Purchase Agreement") was amended for the sale of an additional 645,161 shares of the Company's Series E Preferred Stock and Series E Preferred Stock Warrants to purchase an additional 2,400,000 shares of Series E Preferred Stock for $4,999,999 to American Express Travel Related Services Company, Inc. ("TRS"). The total number of shares of

                           CONCUR TECHNOLOGIES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE SIX MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

11. REDEEMABLE CONVERTIBLE PREFERRED STOCK AND WARRANTS (CONTINUED)
Series E Preferred Stock issued was 1,648,660. Total net proceeds from the Series E Preferred Stock financing amounted to $12,698,000.

     In connection with the initial public offering referred to in Note 19, all Concur redeemable convertible preferred stock automatically converted into common stock.

     Following is a summary of terms and conditions for each series of Concur redeemable convertible preferred stock as of September 30, 1998:

                                                                           ANNUAL
                                                          AGGREGATE       DIVIDEND
                                  SHARES       STATED    LIQUIDATION       RATE --
                                OUTSTANDING    VALUE        VALUE       NONCUMULATIVE
                                -----------    ------    -----------    -------------
Issues and outstanding:
  Series A....................   1,529,636     $1.30     $ 2,000,000       $0.0915
  Series B....................   1,874,999      1.60       3,000,000        0.1120
  Series C....................   3,884,920      2.00       7,770,000        0.1400
  Series D....................   1,275,338      3.65       4,655,000        0.2550
  Series E....................   1,648,660      7.75      12,777,000        0.5425
                                ----------               -----------
                                10,213,553               $30,202,000
                                ==========               ===========

  Seeker Preferred Stock

     In February 1997, Seeker issued 721,682 shares of convertible preferred stock at $4.47 per share, with gross proceeds of $3,225,000, of which advance payments of $112,500 had been received in December 1996.

     In March 1998, Seeker issued 839,165 shares of redeemable convertible preferred stock at $8.94 per share for cash of approximately $6,442,000 and the conversion of notes payable to shareholders and accrued interest of approximately $1,062,000.

     All shares of Seeker preferred stock were exchanged for Concur common stock in the June 1, 1999 merger.

  Concur Warrants to Purchase Preferred Stock

     In May 1996, the Company issued warrants to purchase 28,125 shares of redeemable convertible preferred stock in conjunction with a renewal and increase in the bank line of credit (see Note 4). The warrants were immediately exercisable at a price of $2.00 per share, expiring May 2001. The estimated fair value of these warrants of $5,000 has been recorded as debt issuance costs. At the time of the initial public offering, the warrants were exercised.

     In July 1997, the Company issued warrants to Comdisco to purchase 44,827 and 22,988 shares of Series D Preferred Stock in conjunction with the Company's receipt of financing commitments relating to the promissory note and lease agreement, respectively

                           CONCUR TECHNOLOGIES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE SIX MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

11. REDEEMABLE CONVERTIBLE PREFERRED STOCK AND WARRANTS (CONTINUED)
(see Note 2). Each has a purchase price of $3.65 per share. The warrants become immediately exercisable on the effective date of the agreements and remain exercisable for a period of five years; or two years from the effective date of the Company's initial public offering, whichever is longer. The estimated fair values of these warrants of $30,000 and $16,000, respectively, has been recorded as debt issuance costs.

     In September 1997, the Company issued warrants to purchase 14,000 shares of Series D Preferred Stock in conjunction with a new loan facility and an increase/renewal in the bank line of credit (see Note 4). The warrants have an initial exercise price of $3.65 per share, a five-year maturity inclusive of certain provisions to include, but not limited by, a net exercise provision, antidilution protection and a $30,000 put option. The right to exercise the put option expires two years from the issue date of the warrants. The estimated fair value of these warrants of $30,000 has been recorded as debt issuance costs. At the time of the initial public offering, the warrants were exercised.

     In April 1998, the Company issued warrants to purchase 13,187 shares of Series E Preferred Stock in conjunction with the increase to the senior loan facility. The warrants have an initial exercise price of $7.75 per share. The warrants became immediately exercisable on the effective date of the agreements and are exercisable for a period of five years. Additionally, the agreement provides for a $75,000 put option, which expires in April 2000. The estimated fair value of these warrants of $75,000 has been recorded as debt issuance costs. These warrants were exercised in February 1999.

     In May 1998, the Company issued warrants to Comdisco to purchase 56,451 shares of Series E Preferred Stock in conjunction with the new subordinated promissory note (see Note 2). The warrants are immediately exercisable at a price of $7.75 per share and are exercisable for a period of five years; or two years from effective date of the Company's initial public offering, whichever is longer. The estimated fair value of these warrants of $11,000 has been recorded as debt issuance costs. Under the terms of this subordinated debt agreement, the Company had an outstanding commitment to issue additional warrants to purchase as many as 27,096 shares of Series E Preferred Stock at an exercise price of $7.75 per share if it utilized the $1.5 million additional financing available under the agreement. This commitment expired December 31, 1998 under the terms of the agreement.

     In connection with the sale of an additional 645,161 shares of Series E Preferred Stock, the Company issued a warrant to TRS and its assignees to purchase an additional 2,400,000 shares of Series E Preferred Stock. As all of the shares of Series E Preferred Stock are converted into shares of common stock in connection with the initial public offering of the Company's common stock, this warrant will automatically be converted into common stock warrants exercisable for 2,325,000 shares of the Company's common stock. The terms of the warrant provide that it is exercisable in four tranches as follows: 300,000 shares may be acquired at the time of the Company's initial public offering at a cash purchase price per share equal to the initial public offering price per share less 7%; 700,000 shares may be acquired at any time on or before October 15, 1999 at a cash purchase

                           CONCUR TECHNOLOGIES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE SIX MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

11. REDEEMABLE CONVERTIBLE PREFERRED STOCK AND WARRANTS (CONTINUED) price of $33.75 per share; 700,000 shares may be acquired at any time on or before January 15, 2001 at a cash purchase price of $50.63 per share; and the remaining 700,000 shares may be acquired at any time on or before January 15, 2002 at a cash purchase price of $85.00 per share. As was permitted by the warrant, the Company exercised its option to cancel 25% of the shares that could have been acquired under the warrant at the time of the initial public offering or on or before October 15, 1999. In connection with an amendment to a standstill agreement with TRS, the Board of Directors subsequently rescinded its 25% reduction in the number of shares that can be acquired on or before October 15, 1999. At the time of the initial public offering, the initial traunch of this warrant was exercised for 225,000 shares of common stock. The estimated fair value of this warrant, determined based on a Black Scholes fair value model, is approximately $278,000, which has been recorded as redeemable convertible preferred stock warrants.

     All Concur preferred stock warrants automatically converted into common stock warrants upon the closing of the initial public offering of the Company's common stock.

  Seeker Warrants

     During the year ended December 31, 1997, in connection with the issuance of notes payable to shareholders, Seeker granted to the shareholders warrants to purchase 23,434 shares of convertible preferred stock at an exercise price of $4.46 per share. These warrants were exercisable through December 2000.

     In December 1998, in connection with the issuance of notes payable to shareholders, Seeker granted to the shareholders warrants to purchase 27,972 shares of redeemable convertible preferred stock at an exercise price of $8.94 per share.

     During the year ended December 31, 1998, in connection with the subordinated loan and equipment line of credit, the Company granted to the lender warrants to purchase 25,734 shares of redeemable convertible preferred stock at an exercise price of $8.94 per share.

     All Seeker stock warrants were exchanged on a net exercise basis for Concur common stock in the June 1, 1999 merger.

                           CONCUR TECHNOLOGIES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE SIX MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

12. STOCKHOLDERS' EQUITY

     The Company has reserved shares of common stock for future issuance as follows:

                                                 SEPTEMBER 30,   MARCH 31,
                                                     1998          1999
                                                 -------------   ---------
Outstanding stock options......................    1,869,473     3,242,017
Stock Options available for grant:
     1994 Stock Option Plan....................      354,768       334,230
     1998 Equity Incentive Plan................    2,910,048     1,500,760
     Director Stock Option Plan................      240,000       140,000
Employee Stock Purchase Plan...................      320,000       490,297
Conversion of redeemable convertible preferred
  stock:
     Series A..................................    1,529,636            --
     Series B..................................    1,874,999            --
     Series C..................................    3,909,920            --
     Series D..................................    1,343,159            --
     Series E..................................    1,800,000            --
Warrants to purchase Series C Preferred Stock
  that are convertible to common stock.........       28,125            --
Warrants to purchase Series D Preferred Stock
  that are convertible to common stock.........       81,815            --
Warrants to purchase Series E Preferred Stock
  that are convertible to common stock.........    2,219,638            --
Warrants to purchase common stock..............           --     2,224,267
Warrants to purchase Seeker preferred stock....       23,437        77,140
                                                  ----------     ---------
          Total................................   18,505,018     8,008,711
                                                  ==========     =========

     All of the shares of our common stock which remained available for issuance under the 1994 Stock Option Plan when the 1998 Equity Incentive Plan became effective, became available for issuance under the 1998 Equity Incentive Plan.

                           CONCUR TECHNOLOGIES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE SIX MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

13. NET LOSS PER SHARE

     Basic and diluted net loss per common share is calculated by dividing net loss by the weighted average number of common shares outstanding.

                                                                          SIX MONTHS
                                         YEAR ENDED SEPTEMBER 30,      ENDED MARCH 31,
                                       ----------------------------   ------------------
                                        1996      1997       1998      1998       1999
                                       -------   -------   --------   -------   --------
                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net loss.............................  $(5,104)  $(7,559)  $(26,224)  $(7,337)  $(16,525)
                                       =======   =======   ========   =======   ========
Basic and diluted net loss per common
  share..............................  $ (1.69)  $ (2.50)  $  (8.18)  $ (2.39)  $  (1.36)
                                       =======   =======   ========   =======   ========
Weighted average number of common
  shares used for basic and diluted
  per share amounts..................    3,019     3,025      3,207     3,076     12,154
                                       =======   =======   ========   =======   ========

     Options to purchase 3,242,017 shares of common stock with exercise prices of $0.01 to $38.81 per share, warrants to purchase 2,242,267 shares of common stock and warrants to purchase 77,140 shares of Seeker preferred stock at a range of $3.65 to $85.00 per share were outstanding at March 31, 1999. These options and warrants and 1,555,279 shares of convertible preferred stock at March 31, 1999 were excluded from the computation of diluted earnings per share because their effect was anti-dilutive.

14. RETIREMENT 401(k) PLAN

     The Company sponsors a 401(k) Profit Sharing and Trust Plan that is available to substantially all employees. Each employee may elect to contribute up to 20% of his or her pre-tax gross earnings, subject to annual limits. The Company reserves the right to amend the Plan at any time. Employee contributions to the Plan are subject to statutory limitations regarding maximum contributions. There are no Company matching contributions.

                           CONCUR TECHNOLOGIES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE SIX MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

15. INTERNATIONAL REVENUES

     The Company licenses and markets its products primarily in the United States, and operates in a single industry segment. Information regarding revenues in different geographic regions is as follows:

                                                        REVENUES
                                               --------------------------
                   COUNTRY                      1996     1997      1998
                   -------                     ------   ------    -------
                                                     (IN THOUSANDS)
United States................................  $1,970   $7,714    $19,318
Europe.......................................      --      612        364
Canada.......................................      --      677         31
Australia....................................      --       --        398
Asia.........................................      --       --         17
                                               ------   ------    -------
          Total..............................  $1,970   $9,003    $20,128
                                               ======   ======    =======

     From the inception of the Company to September 30, 1996, there were no significant export sales or operations in countries outside of the United States.

16. SIGNIFICANT AGREEMENTS

  Strategic Marketing Alliance Agreement with American Express

     In December 1997, the Company entered into a strategic alliance agreement with American Express Company ("American Express"), a related party, under which American Express refers to the Company its corporate charge card customers that seek a T&E expense management software solution. Under the terms of the agreement, American Express receives a fee for referring to the Company clients of American Express who become XMS customers. The fee varies based upon licensing revenue realized from referred customers. Except for the referral, the Company is responsible for the entire sales effort and also for customer support and warranty service. Under the agreement, the Company and American Express have also agreed to develop certain product features enabling a higher level of integration between XMS and certain American Express services and products.

  Strategic Marketing Alliance Agreement with ADP, Inc.

     In November 1998, the Company entered into a strategic alliance agreement with ADP, Inc., a subsidiary of Automatic Data Processing, Inc., under which ADP has agreed to refer potential customers for travel and entertainment expense management software products and services exclusively to the Company. The Company and ADP also agreed to jointly market the Company's travel and entertainment expense report processing products and services to ADP customers.

                           CONCUR TECHNOLOGIES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE SIX MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

16. SIGNIFICANT AGREEMENTS (CONTINUED)
  Co-Branded XMS Service Marketing Agreement

     In August 1998, the Company entered into a Co-Branded XMS Service Marketing Agreement with American Express' affiliate TRS. Under the terms of the agreement, TRS will receive a fee for marketing to TRS's clients a co-branded enterprise service provider ("ESP") version of XMS containing special features. The marketing fee is based on the amount of revenue received. The Company is responsible for providing warranty and customer support services to these customers. In addition, under the terms of the agreement, the Company and TRS have agreed to jointly develop certain product features for integration into the co-branded ESP version of XMS.

    License and Other Agreements

     The Company has entered into various agreements that allow the Company to incorporate licensed technology into its products or that allow the Company the right to sell separately the licensed technology. The Company incurs royalty fees under these agreements that are based on a predetermined fee per license sold. Royalty costs incurred under these agreements are recognized as products are licensed and are included in cost of product sales. These amounts totaled $203,000 and $348,000 for the years ended September 30, 1997 and 1998, respectively. Amounts recognized in 1996 were insignificant.

17. RELATED PARTY TRANSACTION

     During 1998 the Company paid fees of $121,000 to a stockholder and received proceeds of $41,000 under the terms of a sales referral agreement. Additionally, the Company recorded $134,000 in revenue for the sale of a license agreement to another stockholder in 1998. No sales were made to stockholders or under the sales referral agreement prior to 1998. At September 30, 1998 accounts receivable from stockholders were $152,000 and accounts payable to stockholders were $83,000. For the six months ended March 31, 1999, the Company paid fees of $254,000 and received proceeds totaling $219,000 under the terms of the sales referral agreement. At March 31, 1999, accounts receivable from stockholders was $0 and accounts payable to stockholders was $95,000.

18. SUBSEQUENT EVENT

    Reverse Stock Split

     On August 21, 1998 the Board of Directors authorized a reverse stock split of the Company's common stock and a split ratio of 1-to-2.5 effected on December 9, 1998. The related common share, preferred share and per share data in the accompanying financial statements has been retroactively restated to reflect the reverse stock split, including preferred share data on an as-converted to common stock basis.

                           CONCUR TECHNOLOGIES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION AS OF MARCH 31, 1999 AND FOR EACH OF THE SIX MONTH PERIODS ENDED
               MARCH 31, 1998 AND 1999 IS UNAUDITED.) (CONTINUED)

19. INITIAL PUBLIC OFFERING ("IPO"), FOLLOW-ON OFFERING, AND PRIVATE PLACEMENT

     On December 16, 1998, the Company issued 3,365,000 shares of its Common Stock (including 465,000 shares issued upon the exercise of the underwriters' over allotment option) at an initial public offering price of $12.50 per share. The net proceeds to the Company from the offering, net of offering costs were approximately $37.4 million. In connection with the IPO, warrants were exercised to purchase 225,000 shares of common stock at a price of $11.625 per share, resulting in additional proceeds to the Company totaling $2.6 million. Concurrent with the IPO, each outstanding share of the Company's redeemable convertible preferred stock was automatically converted into one share of Common Stock and remaining preferred stock warrants for 2,237,454 shares were automatically converted into warrants for the purchase of 2,237,454 shares of common stock.

     On April 16, 1999 the Company completed a follow on offering of its common stock and issued an additional 2,018,620 shares at an offering price $43.50. The net proceeds to the Company, net of offering costs, were approximately $82.5 million.

     In April of 1999 Seeker issued 972,944 shares of Series C preferred stock in a private placement for cash of $9,434,000 and conversion of notes payable to stockholders and accrued interest aggregating to $2,566,000.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       Concur Technologies, Inc.



Date:  August 12, 1999                 By: /s/ STERLING WILSON
                                           -------------------------------------
                                           Sterling R. Wilson
                                           Executive Vice President of
                                           Operations and Chief Financial
                                           Officer

                                  EXHIBIT INDEX



       NUMBER     DESCRIPTION
       ------     -----------
        23.01     Consent of Ernst & Young LLP, Independent Auditors.
